September 20, 2004

Via Edgar
---------

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

         Rule 424(b)(3) Filing in respect of Form F-6 Registration Statement No. 333-114197 for American Depositary Shares representing one (1) Ordinary share, nominal value (euro)8.50 per Share, (the "Deposited Shares"), of Air France-KLM (formerly, "societe Air France"), a company organized and existing under the laws of The Republic of France (the "Company").

Ladies and Gentlemen:

         On behalf of Citibank, N.A., as Depositary (the "Depositary") and acting on behalf of the legal entity created by the ADS Deposit Agreement, dated as of May 3, 2004, (the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs"), each representing one (1) Deposited Share, I enclose for filing with the Securities and Exchange Commission (the "Commission"), pursuant to Rule 424(b)(3) promulgated by the Commission under the Securities Act of 1933, as amended (the "Act"), one (1) copy of each form of the ADRs which are to be issued by the Depositary and which reflect the change in the name of the Company from societe Air France to Air France-KLM.

         As required by Rule 424(e) under the Act, the cover of each enclosed ADR has been marked to indicate the paragraph of Rule 424 under which the filing is being made and the file number of the Form F-6 Registration Statement previously filed and declared effective in respect of the ADRs.

         In anticipation of any subsequent filings with, and/or submissions to, the Commission that the Company and/or the Depositary may make, we respectfully request that the Commission modify its records to reflect the change in the name of the Company from societe Air France to Air France-KLM.

         In the event any member of the Staff of the Commission has any questions or comments concerning this filing, such person should contact the undersigned at (212) 816-6856.

                                                          Very truly yours,

                                                          /s/ Audrey E. Williams


                                                          Audrey E. Williams


Enclosures

cc: Paul M. Dudek, Esq. (Securities and Exchange Commission - Office of International Corporate Finance)
         Deborah A. Smith (Linklaters, Paris)
         Jonathan L. Paterson (Citibank, N.A. - ADR Department)
         Richard Etienne (Citibank, N.A. - ADR Department)

                                                  Filed Pursuant to Rule
                                                  424(b)(3).
                                                  Registration Statement on
                                                  Form F-6, as amended (Reg. No.
                                                  333-114197)



                                   EXHIBIT A
                                 [FORM OF ADR]


       Number                                     CUSIP NUMBER: 009119108
              ---------------                                   ---------



                                                  American Depositary Shares
                                                  (each American Depositary
                                                  Share representing one (1)
                                                  Fully Paid Ordinary Share
                                                  each (euro)8.50 nominal value)


                          AMERICAN DEPOSITARY RECEIPT

                                      FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                           DEPOSITED ORDINARY SHARES

                                       of

                                 AIR FRANCE-KLM

            (Incorporated under the laws of The Republic of France)


        CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that__________is the owner of _________ American Depositary Shares (hereinafter "ADSs"), representing deposited ordinary shares, nominal value (euro)8.50 per share, including evidence of rights to receive such ordinary shares (the "Shares"), of Air France-KLM, a corporation incorporated under the laws of The Republic of France (the "Company"). As of the date of the ADS Deposit Agreement (as hereinafter defined), each ADS represents one (1) Share deposited under the ADS Deposit Agreement with the Custodian, which at the date of execution of the ADS Deposit Agreement is Citibank International Plc - Paris branch (the "Custodian"). The ADS-to-Share ratio is subject to amendment as provided in Articles IV and VI of the ADS Deposit Agreement. The Depositary's Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.


        (1) The ADS Deposit Agreement. This American Depositary Receipt is one
            -------------------------
of an issue of American Depositary Receipts ("ADRs"), all issued and to be issued upon the terms and conditions set forth in the ADS Deposit Agreement, dated as of May 3, 2004 (as amended and supplemented from time to time, the "ADS Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs evidenced by ADRs issued thereunder. The ADS Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the ADS Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the ADS Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the ADS Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the ADS Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the ADS Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

        The statements made on the face and reverse of this ADR are summaries of certain provisions of the ADS Deposit Agreement and the Articles of Association of the Company (as in effect on the date of the signing of the ADS Deposit Agreement) and are qualified by and subject to the detailed provisions of the ADS Deposit Agreement and the Articles of Association, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the ADS Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

        (2) Withdrawal of Deposited Securities. The Holder of this ADR (and of
            ----------------------------------
the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADSs evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this ADR evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, this ADR has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the ADS Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the ADS Deposit Agreement, of the Company's Articles of Association, of any applicable laws and the rules of Euroclear France, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

        Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADRs evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the ADS Deposit Agreement, of this ADR, of the Articles of Association of the Company, of any applicable laws and the rules of the Euroclear France, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

        The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. Notwithstanding anything else contained in this ADR or the ADS Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs represented by this ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

        (3) Transfer, Combination and Split-Up of ADRs. The Registrar shall
            ------------------------------------------
register the transfer of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by this ADR when canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this ADR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice),
(iii) this ADR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the ADS Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the ADS Deposit Agreement, of the Company's Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

        The Registrar shall register the split-up or combination of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this ADR (when canceled by the Depositary), (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied:
(i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 of, and Exhibit B to, the ADS Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the ADS Deposit Agreement, of the Company's Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

        (4) Pre-Conditions to Registration, Transfer, Etc. As a condition
            ---------------------------------------------
precedent to the execution and delivery, the registration of issuance, transfer, split-up, combination or surrender, of any ADR, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 of the ADS Deposit Agreement and in this ADR, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated in the ADS Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary or the Company may establish consistent with the provisions of this ADR and the ADS Deposit Agreement and applicable law. The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADRs in particular instances may be refused, or the registration of transfer of ADRs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Shares or ADSs are listed, or under any provision of the ADS Deposit Agreement or this ADR, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject in all cases to paragraph (24) hereof. Notwithstanding any provision of the ADS Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(1) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

        (5) Compliance With Information Requests. Notwithstanding any other
            ------------------------------------
provision of the ADS Deposit Agreement or this ADR, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of The New York Stock Exchange, Inc., and of any other stock exchange on which Shares or ADSs are, or will be, registered, traded or listed or the Articles of Association of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

        (6) Limitations on the Right to Own, Transfer or Vote ADSs; Compulsory
            ------------------------------------------------------------------
Transfer of the Shares.
----------------------

        (a) Acknowledgments and Agreements. Each Holder and Beneficial Owner
            ------------------------------
acknowledges and agrees that:

        (i) each ADS is, and the terms and conditions upon which it is held by such Holder and Beneficial Owner are, subject to the Articles of Association and applicable French law (including Articles L. 360-1 to L. 360-4 and R. 360-1 to
R. 360-5 of the French Code of Civil Aviation);

        (ii) the Depositary and the Custodian, as registered holders of the Shares represented by the ADSs, are subject to the 45% Threshold Event Procedures, in their capacity as representatives of all Holders and Beneficial Owners of ADSs;

        (iii) such Holder's and Beneficial Owner's ADSs represent a direct or indirect interest in the Shares underlying such ADSs and, as such, the share capital and voting rights of the Company (except as otherwise provided in the Articles of Association);

        (iv) so long as a 45% Threshold Event shall continue the Company may implement the 45% Threshold Event Procedures concerning any Holder or Beneficial Owner upon the terms and conditions contemplated herein and such Holder or Beneficial Owner shall comply with such 45% Threshold Event Procedures;

        (v) to the extent it may legally do so, it will provide certain information that is requested by the Company under statutory provisions of French law or the Articles of Association, including, among other matters, information as to the identity of persons who have interests in the deposited Shares;

        (vi) the Company is entitled to issue formal requests and writs of summons for the sale of Shares, in one or more phases, in enforcement of the 45% Limitation and that such formal requests shall be issued by the Company initially to Non-E.U. Holders and, thereafter, to E.U. Holders;

        (vii) the Shares covered by the formal requests and writs of summons described in clause (vi) above shall be determined by the Company in reverse chronological order of registration in the Company's share register, beginning with the most recently registered shares; and

        (viii) following application of (vii) above, if more than one shareholder holds a number of Shares registered on the same date on the books of the Company and exceeding the balance of the Shares to which the same formal request procedure is to be applied, such balance shall be split between those holders in proportion to the Shares concerned.

        (b) Specified Holder Non-E.U. 45% Threshold Event Notice. If the
            ----------------------------------------------------
Depositary (or the Custodian or any nominee of the Custodian) as registered holder of any deposited Shares receives from the Company a Non-E.U. 45% Threshold Event Notice with respect to the shares underlying ADSs held by a specified Non-E.U. Holder or Beneficial Owner the Depositary shall:

        (i) refuse to register any issuance of ADSs in respect of shares described in the Non-E.U. 45% Threshold Event Notice to such Non-E.U. Holder and shall refuse to register any transfer of Non-E.U. ADSs, whose underlying shares are mentioned in the Non-E.U. 45% Threshold Event Notice, by such Non-E.U. Holder on the register of the Depositary, in each case, other than in accordance with the procedures set forth in the French 2003 Air Carrier Law and the Articles of Association or until the Company has withdrawn the Non-E.U. 45% Threshold Event Notice in respect of Non-E.U. ADSs;

        (ii) deny the voting rights attaching to Non-E.U. ADSs owned by such Non E.U. Holder, to the extent that the voting rights of the deposited Shares underlying such Non-E.U. ADSs are denied to the Depositary as notified in the Non-E.U. 45% Threshold Event Notice or until the Company has withdrawn the Non-E.U. 45% Threshold Event Notice in respect of such Non-E.U. ADSs; and

        (iii) send written notice to such Non-E.U. Holder stating, inter alia, that: (x) the Depositary has received a Non-E.U. 45% Threshold Event Notice, (y) such Non-E.U. Holder must within 15 days of receipt of the Non-E.U 45% Threshold Event Notice by the Depositary, sell the Non-E.U. ADSs or underlying Shares (to the Company's satisfaction), and (z) if the sale provided for in (y) above is not made to the Company's satisfaction within two (2) months of the Non-E.U. 45% Threshold Event Notice and if such Non-E.U. 45% Threshold Event Notice has not been withdrawn,

        (A) any or all Shares underlying the Non-E.U. ADSs may be sold pursuant to the Article 16 of the Articles of Association and French law, and

        (B) if any such sale is made, such Non-E.U. ADSs shall thereafter represent only the right to receive any net cash proceeds received (after deduction of all applicable fees, taxes and expenses) by the Depositary in connection with such sale and any unsold Shares and any other Deposited Securities and, upon surrender of such Non-E.U. ADSs, the Non-E.U. Holder thereof shall be entitled to withdraw such cash and such underlying Shares and other Deposited Securities in the manner set forth in Section 2.7 of the ADS Deposit Agreement.

        (c) General Non-E.U. 45% Threshold Event Notice. If the Depositary (or
            -------------------------------------------
the Custodian or any nominee of the Custodian) receives a Non-E.U. 45% Threshold Event Notice that does not contain the information as to specified Non-E.U. Holders contemplated in paragraph (b) above, the Depositary shall take the actions contemplated in paragraph (b) above with respect to all Non-E.U. ADSs except that the Depositary shall (i) apply any denial of voting rights pro rata to all Non-E.U. ADSs, (ii) give notice to all Holders of Non-E.U. ADSs of receipt by the Depositary of the Non-E.U. 45% Threshold Event Notice, and (iii) treat any sale of Shares in connection with the Non E.U. 45% Threshold Event Notice as if it were a distribution in cash as provided in Sections 4.1 and 4.8 of the ADS Deposit Agreement.

        (d) Specified E.U. 45% Threshold Event Notice. If the Depositary (or the
            -----------------------------------------
Custodian or any nominee of the Custodian) as registered holder of any deposited Shares receives from the Company an E.U. 45% Threshold Event Notice with respect to the Shares underlying ADSs held by a specified E.U. Holder, the Depositary shall, in addition to the actions set forth in (b) and (c) above (if specified by the Company):

        (i) refuse to register any issuance of ADSs in respect of shares described in the E.U. 45% Threshold Event Notice to such E.U. Holder and shall refuse to register any transfer of E.U. ADSs, whose underlying Shares are mentioned in the E.U. 45% Threshold Event Notice, by such E.U. Holder on the register of the Depositary, in each case, other than in accordance with the procedures set forth in the French 2003 Air Carrier Law and the Articles of

Association or until the Company has withdrawn the E.U. 45% Threshold Event Notice in respect of E.U. ADSs;

        (ii) deny the voting rights attaching to E.U. ADSs owned by the specified E.U. Holder, to the extent that the voting rights of the deposited Shares underlying such E.U. ADSs are denied to the Depositary as notified in the E.U. 45% Threshold Event Notice or until the Company has withdrawn the E.U. 45% Threshold Event Notice in respect of E.U. ADSs; and

        (iii) send written notice to such E.U. Holder stating, inter alia, that:
(x) the Depositary has received an E.U. 45% Threshold Event Notice, (y) such E.U. Holder must within 15 days of receipt of the E.U 45% Threshold Event Notice by the Depositary, sell the E.U. ADSs or underlying Shares (to the Company's satisfaction), and (z) if the sale provided for in (y) above is not made to the Company's satisfaction within two (2) months of the E.U. 45% Threshold Event Notice and if such E.U. 45% Threshold Event Notice has not been withdrawn,

        (A) any or all Shares underlying the E.U. ADSs may be sold pursuant to
Article 16 of the Articles of Association and French law, and

        (B) if any such sale is made, such E.U. ADSs shall thereafter represent only the right to receive any net cash proceeds received (after deduction of all applicable fees, taxes and expenses) by the Depositary in connection with such sale and any unsold Shares and any other Deposited Securities and, upon surrender of such E.U. ADSs, the E.U. Holder thereof shall be entitled to withdraw such cash and such underlying Shares and other Deposited Securities in the manner set forth in Section 2.7 of the ADS Deposit Agreement.

        (e) General E.U. 45% Threshold Event Notice. If the Depositary (or the
            ---------------------------------------
Custodian or any nominee of the Custodian) receives an E.U. 45% Threshold Event Notice that does not contain the information as to specified E.U. Holders contemplated in paragraph (d) above, the Depositary shall , in addition to the actions set forth in (b) and (c) above (if specified by the Company), take the actions contemplated in paragraph (d) above with respect to all E.U. ADSs except that the Depositary shall (i) apply any denial of voting rights pro rata to all E.U. ADSs, (ii) give notice to all Holders of E.U. ADSs of receipt by the Depositary of the E.U. 45% Threshold Event Notice, and (iii) treat any sale of Shares in connection with the E.U. 45% Threshold Event Notice as if it were a distribution in cash as provided in Sections 4.1 and 4.8 of the ADS Deposit Agreement.

        (f) Modifications of Non-E.U. 45% Threshold Event Notice or EX 45%
            --------------------------------------------------------------
Threshold Event Notice. If the Depositary at any time receives a notice from the
----------------------
Company referring to a Non-E.U. 45% Threshold Event Notice or an E.U. 45% Threshold Event Notice, the Depositary shall, to the extent not prohibited by law and at the expense of the Company, take action in accordance with such Non-E.U. 45% Threshold Event Notice or E.U. 45% Threshold Event Notice, as the case may be, as modified from and after the receipt of such notice by the Depositary.

        (g) Cooperation. At the Company's expense, the Depositary will cooperate
            -----------
in forwarding to Holders or to the Company, as the case may be, communications relating to the application of the provisions of this paragraph (6). Holders seeking to communicate with the Company on matters relating to the application of the provisions of this paragraph (6) may send their communications to the Depositary for forwarding at their own risk to the Company.

        (7) Disclosure of Interest. Notwithstanding any other provision of the
            ----------------------
ADS Deposit Agreement or this ADR, each Holder and Beneficial Owner agrees, and the Depositary agrees, to comply with the Company's Articles of Association, as they may be amended from time to time, and the laws of The Republic of France with respect to the disclosure requirements regarding ownership of Shares, all as if the ADS(s) were the Shares represented thereby. As of the date of the Agreement, such disclosure requirements are as follows:

        Pursuant to French law and the Company's Articles of Association, any person or entity that becomes the owner, directly or indirectly, alone or in concert with other persons, of more than one-twentieth, one-tenth, one-fifth, one-third, one-half or twothirds of the share capital or voting rights (or securities or voting rights representing Shares (which includes ADSs)), as discussed below in this paragraph, must so notify the Company by registered letter within five (5) trading days, and the Autorite des Marches Financiers within five (5) trading days, of the date such threshold has been crossed, of the number of Shares it holds or is entitled to hold and the voting rights attached thereto. A holder of Shares is also required to notify the Company and the Autorite des Marches Financiers if the percentage of share capital or voting rights owned by such holder falls below the levels described in the previous sentence. In addition, any person acquiring more than 10% or 20% of the outstanding share capital or voting rights of the Company must file a report within 10 trading days with the Company and the Autorite des Marches Financiers, which makes such report available to the public by means of a notice. This report must state whether the acquiror is acting alone or in concert with others and indicate its intention for the following 12-month period, including whether or not it intends to continue its purchases, to acquire the control of the Company or to seek nomination (for itself or for others) to the Company's board of directors. The acquiror must also publish a press release stating its intentions in a prescribed manner. The acquiror may modify its initial intentions in a new statement, provided that this is done on the basis of significant changes in its own situation or those of its shareholders. Upon any change in intention, it must file a new report. Under the regulations of the Autorite des Marches Financiers and subject to limited exemptions, any person, or persons acting in concert, who comes to own more than 33.3% of the share capital or voting rights of the Company must initiate a public tender offer for the remainder of the share capital of the Company. In order to permit holders of share capital or voting rights to give the notice required by law, the Company is obligated to file with the Bulletin des Annonces Legales Obligatoires ("BALO") and with the Autorite des Marches Financiers, within five (5) calendar days of the Company's annual ordinary general meeting, information with respect to the total number of votes available as of the date of such meeting. In addition, if the number of available votes changes by 5% or more, the Company is required to publish in the BALO, and to file with the Autorite des Marches Financiers within fifteen (15) calendar days of such change, a notification of the number of votes then available.

        In the event that a Holder or Beneficial Owner fails to comply with the requirements set forth in the preceding paragraph, such Holder or Beneficial Owner shall not be permitted, in accordance with, and subject to limitations provided under French law, to exercise voting rights with respect to any Shares or securities representing Shares exceeding the above-referenced thresholds as to which any required disclosure (as set forth in the preceding paragraph) has not been made until the end of a two-year (2) period following the date on which such Holder or Beneficial Owner has complied with such disclosure requirement. In addition, a French court may, under certain circumstances, eliminate all or part of the voting rights of such Holder or Beneficial Owner for a period not to exceed five (5) years, and such Holder or Beneficial Owner may be subject to criminal penalties.

        In addition, the Company's Articles of Association, as in effect as of the date hereof, provides that any shareholder who directly or indirectly, acting alone or in concert with others, acquires ownership or control of Shares (which includes Shares represented by ADSs) representing 0.5% or any multiple thereof of the Company's share capital and/or voting rights, or whose shareholding falls below any such limit, must inform the Company, within five
(5) days of the crossing of the relevant threshold up to and including the time when such Holder's or Beneficial Owner's ownership equals 50% of the Company's share capital and/or voting rights, of the number of Shares then owned by such shareholder. Failure to comply with these notification requirements may result in the Shares in excess of the relevant threshold being deprived of voting rights for all shareholder meetings until the end of a two-year (2) period following the date on which the owner thereof has complied with such notification requirements. Notification shall be made by registered letter with acknowledgment of receipt, stating whether or not the Shares are held on behalf of, under the control of, or in concert with, other legal or natural persons and indicating the date of acquisition or disposition of the Shares triggering such notification and the amount of Shares and voting rights then held by such person.

        In the event that a Holder or Beneficial Owner fails to comply with the requirements of the Company's Articles of Association set forth in the preceding paragraph, such Holder or Beneficial Owner, upon request of a holder or holders of 0.5% or more of the share capital of the Company, shall not be permitted, in accordance with, and subject to the limitations provided under French law, to exercise voting rights with respect to any Shares or shares assimilated to Shares as to which any required disclosure (as set forth in the preceding paragraph) has not been made. Such disqualification shall only apply to Shares in excess of the applicable threshold.

        Any person or entity that becomes the Holder or Beneficial owner, directly or indirectly, or in concert with other shareholders of Shares or shares assimilated to Shares (which include ADSs), as discussed above in this paragraph, representing 2% or more of the share capital of the Company must provide the Company, within five (5) calendar days of reaching such ownership level, with a written notice requesting that all such Shares, as well as any

Shares subsequently acquired in excess of that amount, be in registered form. Additionally, pursuant to Article 9 of the Articles of Association, Air France's board of directors may, under certain circumstances, lower such ownership level to 10,000 Shares or shares assimilated to Shares (which include ADSs) or extend these notification requirements to all shareholders. In order to facilitate compliance with these notification requirements, a Holder of ADSs may deliver to the Depositary its request that a number of Shares represented by such Holder's or Beneficial Owner's ADSs be denominated in registered form. Upon receiving such request, as soon as practicable thereafter, the Depositary shall request the Custodian to denominate such Shares in registered form and to thereafter promptly notify the Depositary and the Company that such change has been effectuated at such Holder's or Beneficial Owner's request.

        In addition, a non-resident of France, a non-French company or any group of non-French residents or non-French companies acting in concert or any foreign controlled resident must file a declaration administrative, or administrative notice, with French authorities if its actions would result in (i) its acquisition of more than 33.33% of the share capital or voting rights of the Company, or (ii) an increase in ownership above 33.33% of the share capital or of the voting rights of the Company, unless such non-French resident, group of non-French residents or non-French company or group of non-French companies already controls more than half of the share capital of the Company or voting rights prior to such acquisition or increase. Under such existing administrative rulings, ownership of a French company in which 33.33% or more of the share capital or voting rights are held by a foreign national gives rise to an obligation to file a declaration administrative with the French authorities.

        The above provisions relating to Shares or voting rights held by a person or an entity also apply to (i) Shares or voting rights held by another person or entity on behalf of such person or entity, (ii) Shares or voting rights held by any company which is directly or indirectly controlled by such person or entity, (iii) Shares or voting rights held by a third party acting in concert with such person or entity or (iv) Shares or voting rights that such person or entity, or any person or entity referred to in (i), (ii) or (iii) above, is entitled to acquire at its sole option by virtue of an agreement.

        In order to facilitate compliance with the notification requirements, a Holder or Beneficial Owner may deliver any notification to the Depositary with respect to Shares represented by ADSs evidenced by ADRs, and the Depositary shall, as soon as practicable, forward such notification to the Company.

        (8) Liability of Holder for Taxes and Other Charges. Any French or other
            -----------------------------------------------
tax or other governmental charge payable by the Custodian or by the Depositary with respect to any ADR, any Deposited Securities or ADSs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, deliver ADRs, register the transfer of ADSs, register the split-up or combination of ADRs and (subject to paragraph (25) hereof) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

        (9) Representations and Warranties of Depositors. Each person depositing
            --------------------------------------------
Shares under the ADS Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person,
(ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.13 of the ADS Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

        (10) Filing Proofs, Certificates and Other Information. Any person
             -------------------------------------------------
presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws, the terms of the ADS Deposit Agreement or the ADS as evidenced by this ADR, and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration of Shares on the books of the Company or of the Share Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the ADS Deposit Agreement and this ADR. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (25) hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made or such information and documentation are provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction.





                                      A-l2

        (11) Charges of Depositary. The Depositary shall charge the following
             ---------------------
fees:

        (i) Issuance Fee: to any person depositing Shares or to whom ADSs are
            ------------
issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the ADS Deposit Agreement (excluding issuances pursuant to paragraphs (iii) and (v) below);

        (ii) Cancellation Fee: to any person surrendering ADSs for cancellation
             ----------------
and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered;

        (iii) Dividend Fee: No Fee shall be payable upon distribution of (a)
              ------------
cash dividends or (b) ADSs pursuant to stock dividends (or other free distributions of stock) so long as the charging of such fee is prohibited by the exchange upon which the ADSs are listed. If charging of such fees is not prohibited, the fees specified in (i) above shall be payable in respect of ADS distributions pursuant to stock dividends (or other free distributions of stock) and the fees specified in (iv) below shall be payable in respect of distributions of cash;

        (iv) Cash Distribution Fee: to any Holder of ADRs, a fee not in excess
             ---------------------
of U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements);

        (v) Rights Exercise Fee: to any Holder of ADRs, a fee not in excess of
            -------------------
U.S. $5.00 per 100 ADSs (or fraction thereof) issued upon the exercise of rights to purchase additional ADSs;

        (vi) Other Distribution Fee: to any Holder of ADRs receiving a
             ----------------------
distribution of securities other than ADSs or rights to purchase additional ADSs, a fee not in excess of U.S. $5.00 per unit of 100 securities (or fraction thereof) distributed;

        In addition, Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purposes of withdrawal of Deposited Securities will be required to pay the following charges:
        (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

        (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the ADS Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

        (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

        (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

        (vi) the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the delivery or servicing of Deposited Securities.

        Any other charges and expenses of the Depositary under the ADS Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (23) of this ADR. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

        (12) Title to ADRs. It is a condition of this ADR, and every successive
             -------------
Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that the ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADR (that is, the person in whose name this ADR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the ADS Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder registered on the books of the Depositary.

        (13) Validity of ADR. The Holder(s) of this ADR (and the ADSs
             ---------------
represented hereby) shall not be entitled to any benefits under the ADS Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs. ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.

        (14) Available Information; Reports; Inspection of Transfer Books. The
             ------------------------------------------------------------
Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and may be retrieved from the Commission's website (www.sec.gov). The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

        The Registrar shall keep books for the registration of issuances and transfers of ADRs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADRs, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such ADRs in the interest of a business or object other than the business of the Company or other than a matter related to the ADS Deposit Agreement or the ADRs.

        The Registrar may close the transfer books with respect to the ADRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph
(25) hereof.

        UNDER FRENCH LAW AND THE COMPANY'S ARTICLES OF ASSOCIATION, THE HOLDER OF THIS ADR MAY HAVE CERTAIN DISCLOSURE OBLIGATIONS, AS SET FORTH IN PARAGRAPH
(7) HEREOF. FAILURE TO COMPLY WITH SUCH OBLIGATIONS COULD AFFECT SUCH HOLDER'S VOTING RIGHTS.

        Dated:

CITIBANK, N.A.                                        CITIBANK, N.A.
Transfer Agent and Registrar                          as Depositary


By:                                                   By:
Authorized Signatory                                  Authorized Signatory

        The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

                            [FORM OF REVERSE OF ADR]
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                          OF THE ADS DEPOSIT AGREEMENT


        (15) Dividends and Distributions in Cash, Shares, etc. Whenever the
             ------------------------------------------------
Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or of any entitlements held in respect of Deposited Securities under the terms of the ADS Deposit Agreement, the Depositary will, subject to French laws and regulations, (i) if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary (upon the terms of the ADS Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (upon the terms of the ADS Deposit Agreement), (ii) if applicable, establish the ADS Record Date upon the terms described in Section
4.9 of the ADS Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.

        If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall, subject to and in accordance with the ADS Deposit Agreement, establish the ADS Record Date upon the terms described in Section 4.9 of the ADS Deposit Agreement and either (i) the Depositary shall, subject to Section 5.9 of the ADS Deposit Agreement, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the ADS Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the ADS Deposit Agreement.

        In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under Section 5.7 of the ADS Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and the expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in
Section 4.1 of the ADS Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the ADS Deposit Agreement.

        Upon timely receipt of a notice indicating that the Company wishes an elective distribution to be made available to Holders of ADSs upon the terms described in the ADS Deposit Agreement, the Company and the Depositary shall determine whether such distribution is lawful and reasonably practicable. If so, the Depositary shall, subject to the terms and conditions of the ADS Deposit Agreement, establish an ADS Record Date according to paragraph (17) and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs. If a Holder elects to receive the distribution in cash, the distribution shall be made as in the case of a distribution in cash. If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be made as in the case of a distribution in Shares upon the terms described in the ADS Deposit Agreement. If such elective distribution is not reasonably practicable or if the Depositary did not receive satisfactory documentation set forth in the ADS Deposit Agreement, the Depositary shall, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in The Republic of France in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares, in each case, upon the terms described in the ADS Deposit Agreement. Nothing herein or in the ADS Deposit Agreement shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

        Upon timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received the documentation contemplated in the ADS Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. If such conditions are not satisfied, the Depositary shall sell the rights as described below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in the ADS Deposit Agreement) and establish procedures (x) to distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise the rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. Nothing herein or in the ADS Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADS s). If (i) the Company does not timely request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the satisfactory documentation required by the ADS Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and
(b) taxes) upon the terms hereof and of the ADS Deposit Agreement. If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or
(iii) the content of any materials forwarded to the ADR Holders on behalf of the Company in connection with the rights distribution.

        Notwithstanding anything herein or in the ADS Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the

Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

        There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity be able to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein or in the ADS Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

        Upon receipt of a notice indicating that the Company wishes property other than cash, Shares or rights to purchase additional Shares, to be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation contemplated in the ADS Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable. Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date (established upon the terms described in Section 4.9 of the ADS Deposit Agreement), in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and
(ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

        If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable
(a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms hereof and of the ADS Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

        (16) Redemption. Upon timely receipt of notice from the Company that it
             ----------
intends to exercise its right of redemption in respect of any of the Deposited Securities, and a satisfactory opinion of counsel, and upon determining that such proposed redemption is practicable, the Depositary shall (to the extent practicable) provide to each Holder a notice setting forth the Company's intention to exercise the redemption rights and any other particulars set forth in the Company's notice to the Depositary. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof upon the terms of the ADS Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of the ADS Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

        (17) Fixing of ADS Record Date. Whenever the Depositary shall receive
             -------------------------
notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date ("ADS Record Date") for the determination of the Holders of ADRs who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. Subject to applicable law and the terms and conditions of this ADR and the ADS Deposit Agreement, only the Holders of ADRs at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such instructions, to receive such notice or solicitation, or otherwise take action.

        (18) Voting of Deposited Securities. As soon as practicable after
             ------------------------------
receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy in accordance with paragraph
(17). The Depositary shall, if requested by the Company in writing in a timely manner, at the Company's expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADS Record Date: (a) an English summary of such notice of meeting or solicitation of consent or proxy in the format provided by the Company for such purposes, (b) a statement that the Holders at the close of business on the ADS Record Date ("Voters") will be entitled, subject to French law, the Articles of Association of the Company, the provisions of the ADS Deposit Agreement, the ADR representing the Voters' ADSs and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in English in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder's ADSs, by means of voting by mail (formulaire de vote par correspondence) or by proxy (formulaire de vote par procuration), and (c) a voting instruction card (including a formulaire de vote par correspondence and a form ulaire de vote par procuration) and all other information, authorizations and certifications required under French law to allow Voters to vote Shares in registered form and Shares in bearer form to be prepared by the Depositary and the Company (a "Voting Instruction Card"). Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of Voting Instruction Cards in the manner specified by the Depositary on or before the response date established for such purpose (the "Receipt Date") (which shall be at least five (5) calendar days prior to the date of the meeting), the Depositary shall forward, as soon as practicable, the number and nature of ADSs voted to the Custodian, shall retain Voting Instructions Cards received by the Depositary for three (3) years, and shall furnish such cards upon request to the Company. Notwithstanding the foregoing, if the Depositary timely receives from a Holder (who has otherwise satisfied all conditions to voting contemplated herein) voting instructions which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder's ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of all resolutions proposed and agreed by the Company's board of directors and against all others. The Depositary will not knowingly take any action to impair its ability to cause to be voted the number of Shares necessary to carry out the instructions of all Beneficial Owners. In the case of a Voting Instruction Card received in respect of any holder of ADSs who is not the Beneficial Owner of the ADSs on the books of the Depositary, the Depositary will not cause to be voted the number of Shares represented by such ADSs unless the Depositary has received evidence that such number of ADSs has been deposited in a blocked account for the Blocked Period. The Depositary will not cause to be voted Shares represented by ADSs in respect of which the Voting Instruction Card is improperly completed or in respect of which (and to the extent) the voting instructions included in the Voting Instruction Card are illegible or unclear. The Depositary will not charge any fees in connection with the foregoing transactions to enable any Holder to exercise its voting rights under the ADS Deposit Agreement.

        The Company has informed the Depositary that, as of the date of the ADS Deposit Agreement, under French company law and the Company's Articles of Association, a precondition for exercising any voting rights is that, in the case of a holder of Shares in registered form, such holder be registered in the share register of the Company at least five (5) days prior to the date of the stockholders' meeting or, in the case of a holder of Shares in bearer form, such holder shall request its accredited financial intermediary to issue, and shall provide to the Company, a certificat d'immobilisation de titres au porteur for such Shares evidencing the immobilization of its Shares until the time fixed for such meeting, at least five (5) days prior to the date of the meeting. Pursuant to these requirements, a Voter who desires to exercise its voting rights with respect to ADSs representing Shares in registered form is required to (a) be registered in the share register of the Company, (b) complete, sign and return the Voting Instruction Card to the Depositary by the Receipt Date, and (c) instruct the Depositary to request that the Custodian deposit the formulaire de vote par correspondence or the formulaire de vote par procuration with the Company, at least five (5) days prior to the date of the stockholder's meeting.

        Pursuant to these requirements, a Voter who desires to exercise its voting rights with respect to ADRs representing Shares in bearer form is required to comply with one of two procedures, depending on whether its ADSs are recorded in its name on the books of the Depositary. With respect to ADRs which are recorded in a Voter's name on the books of the Depositary, a Voter that desires to exercise its voting rights is required to (a) instruct the Depositary to block the transfer of its ADSs until the completion of such meeting, (b) complete, sign and return the Voting Instruction Card to the Depositary by the Receipt Date, and (c) instruct the Depositary to (i) furnish the Custodian with any information required in accordance with French law or the Company's Articles of Association, (ii) notify the Custodian that the transfer of such ADSs has been blocked, (iii) request that the Custodian issue a certificat d'immobilisation de titres au porteur with respect to such Shares and (iv) request that the Custodian deposit such certificat d'immobilisation together with a formulaire de vote par correspondence or a formulaire de vote par procuration with the Company at least five (5) calendar days prior to the date of the meeting and give notice to the Company of such Voter's intention to vote. With respect to ADSs which are not recorded in a Voter's name on the books of the Depositary, a Voter that desires to exercise its voting rights is required to deposit the relevant number of ADSs in a blocked account established for such purpose by the Depositary with The Depository Trust Company ("DTC") for a period to commence on a date to be specified (which date will be at least five (5) days prior to the date of the stockholders' meeting) until the completion of such meeting (the "Blocked Period") and to comply with clauses (b) and (c) of the preceding sentence.

        Upon receipt by the Depositary of (i) a properly completed Voting Instruction Card on or before the Receipt Date, and (ii) evidence satisfactory to the Depositary that the applicable conditions of the preceding paragraph have been satisfied, the Depositary shall endeavor, insofar as practicable and permitted under any applicable provisions of French law and the Company's Articles of Association, to cause to be voted the Shares represented by such ADSs in accordance with any non-discretionary instructions set forth in such Voting Instruction Card. The Depositary will only cause to be voted Shares represented by ADSs in respect of which a properly completed Voting Instruction Card has been received and only in accordance with the instructions contained in the Voting Instruction Card. The Depositary will not knowingly take any action to impair its ability to cause to be voted the number of Shares necessary to carry out the instructions of all Beneficial Owners. In the case of a Voting Instruction Card received in respect of any holder of ADSs who is not the Beneficial Owner of the ADSs on the books of the Depositary, the Depositary will not cause to be voted the number of Shares represented by such ADSs unless the

Depositary has received evidence that such number of ADSs has been deposited in a blocked account for the Blocked Period. The Depositary will not cause to be voted Shares represented by ADSs in respect of which the Voting Instruction Card is improperly completed or in respect of which (and to the extent) the voting instructions included in the Voting Instruction Card are illegible or unclear. The Depositary will not charge any fees in connection with the foregoing transactions to enable any Holder to exercise its voting rights under the ADS Deposit Agreement.

        Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated herein. Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted.

        Subject to applicable laws or rules of any securities exchange on which the Deposited Securities are listed or traded, at least three (3) Business Days prior to the date of a meeting, the Depositary shall, unless the Company has agreed to a later Receipt Date, deliver to the Company a tabulation of the voting instructions received from Holders of ADSs, if any, and the Depositary shall vote, or cause to be voted, the Deposited Securities represented by such Holders' ADSs in accordance with such instructions.

        Notwithstanding anything else contained in the ADS Deposit Agreement or in any ADR to the contrary, the Depositary and the Company may, by agreement between them, with notice to the Holders, modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate (subject, in each case, to the terms of Sections 6.1 and 7.8 of the ADS Deposit Agreement).

        Notwithstanding anything else contained in the ADS Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.

        (19) Changes Affecting Deposited Securities. Upon any change in nominal
             --------------------------------------
or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the ADS Deposit Agreement, and the ADRs shall, subject to the provisions of the ADS Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the ADS Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional ADRs as in the case of a stock dividend on the Shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of ADR contained in Exhibit A to the ADS Deposit Agreement, specifically describing such new Deposited Securities or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADRs. Notwithstanding the foregoing, in the event that any security so received may not lawfully be treated as new Deposited Securities or may not be lawfully distributed to Holders, the Depositary may, with the Company's approval and shall, if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the ADS Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to any Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

        (20) Exoneration. Neither the Depositary nor the Company shall be
             -----------
obligated to do or perform any act which is inconsistent with the provisions of the ADS Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the ADS Deposit Agreement and this ADR, by reason of any provision of any present or future law or regulation of the United States, The Republic of France or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Association of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the ADS Deposit Agreement or in the Articles of Association of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the ADS Deposit Agreement, made available to Holders of ADSs or (v) for any consequential or punitive damages for any breach of the terms of the ADS Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the ADS Deposit Agreement or this ADR.

        (21) Standard of Care. The Company and the Depositary assume no
             ----------------
obligation and shall not be subject to any liability under the ADS Deposit Agreement or this ADR to any Holder(s) or Beneficial Owner(s), except that the Company and Depositary agree to perform their respective obligations specifically set forth in the ADS Deposit Agreement and this ADR without negligence or bad faith. The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote or give or withhold consent in respect of any of the Deposited Securities, or for the manner in which any vote is cast consent is given or withheld or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this ADS Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the creditworthiness of any third party, for allowing any rights to lapse upon the terms of the ADS Deposit Agreement or for the failure or timeliness of any notice from the Company.

        (22) Resignation and Removal of the Depositary; Appointment of Successor
             -------------------------------------------------------------------
Depositary. The Depositary may at any time resign as Depositary under the ADS
----------
Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the ADS Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the ADS Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the ADS Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in the ADS Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the ADS Deposit Agreement),

(ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADRs and such other information relating to ADRs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

        (23) Amendment/Supplement. Subject to the terms and conditions of this
             --------------------
paragraph (23), the ADS Deposit Agreement and applicable law, this ADR and any provisions of the ADS Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADRs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADRs. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the ADS Deposit Agreement and this ADR as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADR and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the ADS Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the ADS Deposit Agreement and this ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the ADS Deposit Agreement and this ADR in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

        (24) Termination. The Depositary shall, at any time at the written
             -----------
direction of the Company, terminate the ADS Deposit Agreement by providing notice of such termination to the Holders of all ADRs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the ADS Deposit Agreement, the Depositary may terminate the ADS Deposit Agreement by providing notice of such termination to the Holders of all ADRs then outstanding at least thirty (30) days prior to the date fixed for such termination. On, and for six months after, the date of termination of the ADS Deposit Agreement, the Holder will, upon surrender of such Holders' ADR(s) at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADSs referred to in paragraph (2) hereof and in the ADS Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such ADR. If any ADSs shall remain outstanding after the date of termination of the ADS Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of ADRs, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the ADS Deposit Agreement, except that the Depositary shall continue for six months after the date of termination to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the ADS Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the ADS Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of an ADR, any expenses for the account of the Holder in accordance with the terms and conditions of the ADS Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the ADS Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose ADRs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the ADS Deposit Agreement with respect to the ADRs, the Deposited Securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADR, any expenses for the account of the Holder in accordance with the terms and conditions of the ADS Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the ADS Deposit Agreement, the Company shall be discharged from all obligations under the ADS Deposit Agreement except as set forth in the ADS Deposit Agreement.

        (25) Compliance with U.S. Securities Laws. Notwithstanding any
             ------------------------------------
provisions in this ADR or the ADS Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

        (26) Certain Rights of the Depositary; Limitations. Subject to the
             ---------------------------------------------
further terms and provisions of this paragraph (26), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that, the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.3 of the ADS Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.7 of the ADS Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "PreRelease Transaction"). The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered
(w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and
(d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

                     (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

        FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and
transfer(s) unto                    whose taxpayer identification number is
                ------------------
                   and whose address including postal zip code is
------------------                                               --------------,
the within ADR and all rights thereunder, hereby irrevocably constituting and
appointing                      attorney-in-fact to transfer said ADR on the
           --------------------
books of the Depositary with full power of substitution in the premises.

        Dated:                      Name:
                                         ---------------------------------------

                                    By:
                                    Title:

                                    NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                    If the endorsement be executed by an
                                    attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.



             --------------------
             SIGNATURE GUARANTEED






                                    All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

                                   EXHIBIT B
                                  FEE SCHEDULE

                      DEPOSITARY FEES AND RELATED CHARGES

        All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the ADS Deposit Agreement.

        I.        Depositary Fees
        The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

--------------------------------------------------------------------------------
      Service                         Rate                  By Whom Paid
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (1) Issuance of ADSs upon      Up to U.S. $5.00         Person depositing
 deposit of Shares              per 100 ADSs (or         Shares or person
 (excluding issuances           fraction thereof)        receiving ADSs.
 contemplated by                issued.
 paragraphs (3)(b) and (5)
 below).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (2) Delivery of Deposited      Up to U.S. $5.00         Person surrendering
 Securities against             per 100 ADSs (or         ADSs for purpose of
 surrender of ADSs.             fraction thereof)        withdrawal of Deposited
                                surrendered.             Securities or person to
                                                         whom Deposited
                                                         Securities are
                                                         delivered.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (3) Distribution of (a)        No fee, to the           Person to whom
 cash dividends or (b)          extent prohibited        distribution is made.
 ADSs pursuant to stock         by the exchange
 dividends (or other free       upon which the
 distribution of stock).        ADSs are listed.
                                If the charging of
                                such fee is not
                                prohibited, the
                                fees specified in
                                (1) above shall be
                                payable in respect
                                of a distribution
                                of ADSs pursuant
                                to stock dividends
                                (or other free
                                distribution of
                                stock) and the
                                fees specified in
                                (4) below shall be
                                payable in respect
                                of distributions
                                of cash.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (4) Distribution of cash       Up to U.S. $2.00         Person to whom
 proceeds (i.e., upon sale      per 100 ADSs (or         distribution is made.
 of rights and other            fraction thereof)
 entitlements).                 held.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (5) Distribution of            Up to U.S. $5.00         Person to whom
 securities other than          per unit of 100          distribution is made.
 ADSs or rights to              securities (or
 purchase additional ADSs       fraction thereof)
 (i.e., spin-off shares).       distributed.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (6) Distribution of ADSs       Up to U.S. $5.00         Person to whom
 pursuant to exercise of        per 100 ADSs (or         distribution is made.
 rights to purchase             fraction thereof)
 additional ADSs.               issued.



--------------------------------------------------------------------------------

      II.    Charges

        Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

        (i) taxes (including applicable interest and penalties) and other governmental charges

        (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

        (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the ADS Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

        (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

        (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

        (vi) the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the servicing or delivery of Deposited Securities.

                                                    Filed Pursuant to Rule
                                                    424(b)(3).
                                                    Registration Statement on
                                                    Form F-6, as amended (Reg.
                                                    No. 333-114197)


                                   EXHIBIT A
                                 [FORM OF ADR]

Number                                                  CUSIP NUMBER: 009119207
      --------------------                                            ----------


                 THIS ADR EVIDENCES ADSs            American Depositary Shares
                 REPRESENTING "PARTIAL              (each American Depositary
                 ENTITLEMENT" ORDINARY SHARES       Share representing one (1)
                 OF AIR FRANCE-KLM AND  AS SUCH     Fully Paid Ordinary Share
                 DO NOT ENTITLE THE                 each (euro)8.50 nominal
                 HOLDERS THEREOF TO THE             value)
                 SAME PER-SHARE ENTITLEMENT
                 AS OTHER ORDINARY SHARES
                 (WHICH ARE "FULL ENTITLEMENT"
                 ORDINARY SHARES) ISSUED AND
                 OUTSTANDING AT SUCH TIME.
                 THE ADSs REPRESENTED BY THIS
                 ADR SHALL ENTITLE HOLDERS TO
                 DISTRIBUTIONS AND ENTITLEMENTS
                 IDENTICAL TO OTHER ADSs WHEN
                 THE ORDINARY SHARES REPRESENTED
                 BY SUCH ADSs BECOME "FULL
                 ENTITLEMENT" ORDINARY SHARES.



                          AMERICAN DEPOSITARY RECEIPT

                                      FOR

                           AMERICAN DEPOSITARY SHARES

                                  representing

                           DEPOSITED ORDINARY SHARES

                                       of


                                 AIR FRANCE-KLM


            (Incorporated under the laws of The Republic of France)



        CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that____________is the owner of _______ American Depositary Shares (hereinafter "ADSs"), representing deposited ordinary shares, nominal value (euro)8.50 per share, including evidence of rights to receive such ordinary shares (the "Shares"), of Air France-KLM, a corporation incorporated under the laws of The Republic of France (the "Company"). As of the date of the ADS Deposit Agreement (as hereinafter defined), each ADS represents one (1) Share deposited under the ADS Deposit Agreement with the Custodian, which at the date of execution of the ADS Deposit Agreement is Citibank International Plc - Paris branch (the "Custodian"). The ADS-to-Share ratio is subject to amendment as provided in Articles IV and VI of the ADS Deposit Agreement. The Depositary's Principal Office is located at 388 Greenwich Street, New York, New York 10013, U.S.A.



        (1) The ADS Deposit Agreement. This American Depositary Receipt is one
            -------------------------
of an issue of American Depositary Receipts ("ADRs"), all issued and to be issued upon the terms and conditions set forth in the ADS Deposit Agreement, dated as of May 3, 2004 (as amended and supplemented from time to time, the "ADS Deposit Agreement"), by and among the Company, the Depositary, and all Holders and Beneficial Owners from time to time of ADSs evidenced by ADRs issued thereunder. The ADS Deposit Agreement sets forth the rights and obligations of Holders and Beneficial Owners of ADRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the ADS Deposit Agreement are on file at the Principal Office of the Depositary and with the Custodian. Each Holder and each Beneficial Owner, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the ADS Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of the ADS Deposit Agreement and applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the ADS Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the ADS Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

        The statements made on the face and reverse of this ADR are summaries of certain provisions of the ADS Deposit Agreement and the Articles of Association of the Company (as in effect on the date of the signing of the ADS Deposit Agreement) and are qualified by and subject to the detailed provisions of the ADS Deposit Agreement and the Articles of Association, to which reference is hereby made. All capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed thereto in the ADS Deposit Agreement. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. The Depositary has made arrangements for the acceptance of the ADSs into DTC. Each Beneficial Owner of ADSs held through DTC must rely on the procedures of DTC and the DTC Participants to exercise and be entitled to any rights attributable to such ADSs.

        (2) Withdrawal of Deposited Securities. The Holder of this ADR (and of
            ----------------------------------
the ADSs evidenced hereby) shall be entitled to Delivery (at the Custodian's designated office) of the Deposited Securities at the time represented by the ADSs evidenced hereby upon satisfaction of each of the following conditions: (i) the Holder (or a duly authorized attorney of the Holder) has duly Delivered ADSs to the Depositary at its Principal Office the ADSs evidenced hereby (and, if applicable, this ADR evidencing such ADSs) for the purpose of withdrawal of the Deposited Securities represented thereby, (ii) if applicable and so required by the Depositary, this ADR has been properly endorsed in blank or is accompanied by proper instruments of transfer in blank (including signature guarantees in accordance with standard securities industry practice), (iii) if so required by the Depositary, the Holder of the ADSs has executed and delivered to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be Delivered to or upon the written order of the person(s) designated in such order, and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the ADS Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the ADS Deposit Agreement, of the Company's Articles of Association, of any applicable laws and the rules of Euroclear France, and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

        Upon satisfaction of each of the conditions specified above, the Depositary (i) shall cancel the ADSs Delivered to it (and, if applicable, the ADRs evidencing the ADSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the ADSs so Delivered on the books maintained for such purpose, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) the Deposited Securities represented by the ADSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of the ADS Deposit Agreement, of this ADR, of the Articles of Association of the Company, of any applicable laws and the rules of the Euroclear France, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

        The Depositary shall not accept for surrender ADSs representing less than one Share. In the case of Delivery to it of ADSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be Delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such ADSs the number of ADSs representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Share represented by the ADSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the ADSs. Notwithstanding anything else contained in this ADR or the ADS Deposit Agreement, the Depositary may make delivery at the Principal Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the ADSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering ADSs represented by this ADR, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such ADSs to the Depositary for delivery at the Principal Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

        (3) Transfer, Combination and Split-Up of ADRs. The Registrar shall
            ------------------------------------------
register the transfer of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs evidencing the same aggregate number of ADSs as those evidenced by this ADR when canceled by the Depositary, (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the person entitled thereto, if each of the following conditions has been satisfied: (i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a transfer thereof, (ii) this ADR has been properly endorsed or is accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice),
(iii) this ADR has been duly stamped (if required by the laws of the State of New York or of the United States), and (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.9 of, and Exhibit B to, the ADS Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the ADS Deposit Agreement, of the Company's Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

        The Registrar shall register the split-up or combination of this ADR (and of the ADSs represented hereby) on the books maintained for such purpose and the Depositary shall (x) cancel this ADR and execute new ADRs for the number of ADSs requested, but in the aggregate not exceeding the number of ADSs evidenced by this ADR (when canceled by the Depositary), (y) cause the Registrar to countersign such new ADRs, and (z) Deliver such new ADRs to or upon the order of the Holder thereof, if each of the following conditions has been satisfied:
(i) this ADR has been duly Delivered by the Holder (or by a duly authorized attorney of the Holder) to the Depositary at its Principal Office for the purpose of effecting a split-up or combination hereof, and (ii) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and government charges (as are set forth in Section 5.9 of, and Exhibit B to, the ADS Deposit Agreement) have been paid, subject, however, in each case, to the terms and conditions of this ADR, of the ADS Deposit Agreement, of the Company's Articles of Association and of applicable law and to any provisions of or governing the Deposited Securities, in each case as in effect at the time thereof.

        (4) Pre-Conditions to Registration, Transfer, Etc. As a condition
            ---------------------------------------------
precedent to the execution and delivery, the registration of issuance, transfer, split-up, combination or surrender, of any ADR, the delivery of any distribution thereon, or the withdrawal of any Deposited Securities, the Depositary or the Custodian may require (i) payment from the depositor of Shares or presenter of ADSs or of an ADR of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees and charges of the Depositary as provided in Section 5.9 of the ADS Deposit Agreement and in this ADR, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature or any other matter contemplated in the ADS Deposit Agreement, and (iii) compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal of Deposited Securities and (B) such reasonable regulations as the Depositary or the Company may establish consistent with the provisions of this ADR and the ADS Deposit Agreement and applicable law. The issuance of ADSs against deposits of Shares generally or against deposits of particular Shares may be suspended, or the deposit of particular Shares may be refused, or the registration of transfer of ADRs in particular instances may be refused, or the registration of transfer of ADRs generally may be suspended, during any period when the transfer books of the Company, the Depositary, a Registrar or the Share Registrar are closed or if any such action is deemed necessary or advisable by the Depositary or the Company, in good faith, at any time or from time to time because of any requirement of law, any government or governmental body or commission or any securities exchange upon which the Shares or ADSs are listed, or under any provision of the ADS Deposit Agreement or this ADR, or under any provision of, or governing, the Deposited Securities, or because of a meeting of shareholders of the Company or for any other reason, subject in all cases to paragraph (24) hereof. Notwithstanding any provision of the ADS Deposit Agreement or this ADR to the contrary, Holders are entitled to surrender outstanding ADSs to withdraw the Deposited Securities at any time subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges, (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of the Deposited Securities, and (iv) other circumstances specifically contemplated by Instruction I.A.(1) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time).

        (5) Compliance With Information Requests. Notwithstanding any other
            ------------------------------------
provision of the ADS Deposit Agreement or this ADR, each Holder and Beneficial Owner of the ADSs represented hereby agrees to comply with requests from the Company pursuant to applicable law, the rules and requirements of The New York Stock Exchange, Inc., and of any other stock exchange on which Shares or ADSs are, or will be, registered, traded or listed or the Articles of Association of the Company, which are made to provide information, inter alia, as to the capacity in which such Holder or Beneficial Owner owns ADSs (and Shares, as the case may be) and regarding the identity of any other person(s) interested in such ADSs and the nature of such interest and various other matters, whether or not they are Holders and/or Beneficial Owners at the time of such request.

        (6) Limitations on the Right to Own, Transfer or Vote ADSs; Compulsory
            ------------------------------------------------------------------
Transfer of the Shares.
----------------------

        (a) Acknowledgments and Agreements. Each Holder and Beneficial Owner
            ------------------------------
acknowledges and agrees that:

        (i) each ADS is, and the terms and conditions upon which it is held by such Holder and Beneficial Owner are, subject to the Articles of Association and applicable French law (including Articles L. 360-1 to L. 360-4 and R. 360-1 to
R. 360-5 of the French Code of Civil Aviation);

        (ii) the Depositary and the Custodian, as registered holders of the Shares represented by the ADSs, are subject to the 45% Threshold Event Procedures, in their capacity as representatives of all Holders and Beneficial Owners of ADSs;

        (iii) such Holder's and Beneficial Owner's ADSs represent a direct or indirect interest in the Shares underlying such ADSs and, as such, the share capital and voting rights of the Company (except as otherwise provided in the Articles of Association);

        (iv) so long as a 45% Threshold Event shall continue the Company may implement the 45% Threshold Event Procedures concerning any Holder or Beneficial Owner upon the terms and conditions contemplated herein and such Holder or Beneficial Owner shall comply with such 45% Threshold Event Procedures;

        (v) to the extent it may legally do so, it will provide certain information that is requested by the Company under statutory provisions of French law or the Articles of Association, including, among other matters, information as to the identity of persons who have interests in the deposited Shares;

        (vi) the Company is entitled to issue formal requests and writs of summons for the sale of Shares, in one or more phases, in enforcement of the 45% Limitation and that such formal requests shall be issued by the Company initially to Non-E.U. Holders and, thereafter, to E.U. Holders;

        (vii) the Shares covered by the formal requests and writs of summons described in clause (vi) above shall be determined by the Company in reverse chronological order of registration in the Company's share register, beginning with the most recently registered shares; and

        (viii) following application of (vii) above, if more than one shareholder holds a number of Shares registered on the same date on the books of the Company and exceeding the balance of the Shares to which the same formal request procedure is to be applied, such balance shall be split between those holders in proportion to the Shares concerned.

        (b) Specified Holder Non-E.U. 45% Threshold Event Notice. If the
            ----------------------------------------------------
Depositary (or the Custodian or any nominee of the Custodian) as registered holder of any deposited Shares receives from the Company a Non-E.U. 45% Threshold Event Notice with respect to the shares underlying ADSs held by a specified Non-E.U. Holder or Beneficial Owner the Depositary shall:

        (i) refuse to register any issuance of ADSs in respect of shares described in the Non-E.U. 45% Threshold Event Notice to such Non-E.U. Holder and shall refuse to register any transfer of Non-E.U. ADSs, whose underlying shares are mentioned in the Non-E.U. 45% Threshold Event Notice, by such Non-E.U. Holder on the register of the Depositary, in each case, other than in accordance with the procedures set forth in the French 2003 Air Carrier Law and the Articles of Association or until the Company has withdrawn the Non-E.U. 45% Threshold Event Notice in respect of Non-E.U. ADSs;

        (ii) deny the voting rights attaching to Non-E.U. ADSs owned by such Non E.U. Holder, to the extent that the voting rights of the deposited Shares underlying such Non-E.U. ADSs are denied to the Depositary as notified in the Non-E.U. 45% Threshold Event Notice or until the Company has withdrawn the Non-E.U. 45% Threshold Event Notice in respect of such Non-E.U. ADSs; and

        (iii) send written notice to such Non-E.U. Holder stating, inter alia, that: (x) the Depositary has received a Non-E.U. 45% Threshold Event Notice, (y) such Non-E.U. Holder must within 15 days of receipt of the Non-E.U 45% Threshold Event Notice by the Depositary, sell the Non-E.U. ADSs or underlying Shares (to the Company's satisfaction), and (z) if the sale provided for in (y) above is not made to the Company's satisfaction within two (2) months of the Non-E.U. 45% Threshold Event Notice and if such Non-E.U. 45% Threshold Event Notice has not been withdrawn,

        (A) any or all Shares underlying the Non-E.U. ADSs may be sold pursuant to the Article 16 of the Articles of Association and French law, and

        (B) if any such sale is made, such Non-E.U. ADSs shall thereafter represent only the right to receive any net cash proceeds received (after deduction of all applicable fees, taxes and expenses) by the Depositary in connection with such sale and any unsold Shares and any other Deposited Securities and, upon surrender of such Non-E.U. ADSs, the Non-E.U. Holder thereof shall be entitled to withdraw such cash and such underlying Shares and other Deposited Securities in the manner set forth in Section 2.7 of the ADS Deposit Agreement.

        (c) General Non-E.U. 45% Threshold Event Notice. If the Depositary (or
            -------------------------------------------
the Custodian or any nominee of the Custodian) receives a Non-E.U. 45% Threshold Event Notice that does not contain the information as to specified Non-E.U. Holders contemplated in paragraph (b) above, the Depositary shall take the actions contemplated in paragraph (b) above with respect to all Non-E.U. ADSs except that the Depositary shall (i) apply any denial of voting rights pro rata to all Non-E.U. ADSs, (ii) give notice to all Holders of Non-E.U. ADSs of receipt by the Depositary of the Non-E.U. 45% Threshold Event Notice, and (iii) treat any sale of Shares in connection with the Non E.U. 45% Threshold Event Notice as if it were a distribution in cash as provided in Sections 4.1 and 4.8 of the ADS Deposit Agreement.

        (d) Specified E.U. 45% Threshold Event Notice. If the Depositary (or the
            -----------------------------------------
Custodian or any nominee of the Custodian) as registered holder of any deposited Shares receives from the Company an E.U. 45% Threshold Event Notice with respect to the Shares underlying ADSs held by a specified E.U. Holder, the Depositary shall, in addition to the actions set forth in (b) and (c) above (if specified by the Company):

        (i) refuse to register any issuance of ADSs in respect of shares described in the E.U. 45% Threshold Event Notice to such E.U. Holder and shall refuse to register any transfer of E.U. ADSs, whose underlying Shares are mentioned in the E.U. 45% Threshold Event Notice, by such E.U. Holder on the register of the Depositary, in each case, other than in accordance with the procedures set forth in the French 2003 Air Carrier Law and the Articles of

Association or until the Company has withdrawn the E.U. 45% Threshold Event Notice in respect of E.U. ADSs;

        (ii) deny the voting rights attaching to E.U. ADSs owned by the specified E.U. Holder, to the extent that the voting rights of the deposited Shares underlying such E.U. ADSs are denied to the Depositary as notified in the E.U. 45% Threshold Event Notice or until the Company has withdrawn the E.U. 45% Threshold Event Notice in respect of E.U. ADSs; and

        (iii) send written notice to such E.U. Holder stating, inter alia, that:
(x) the Depositary has received an E.U. 45% Threshold Event Notice, (y) such E.U. Holder must within 15 days of receipt of the E.U 45% Threshold Event Notice by the Depositary, sell the E.U. ADSs or underlying Shares (to the Company's satisfaction), and (z) if the sale provided for in (y) above is not made to the Company's satisfaction within two (2) months of the E.U. 45% Threshold Event Notice and if such E.U. 45% Threshold Event Notice has not been withdrawn,

        (A) any or all Shares underlying the E.U. ADSs may be sold pursuant to
Article 16 of the Articles of Association and French law, and

        (B) if any such sale is made, such E.U. ADSs shall thereafter represent only the right to receive any net cash proceeds received (after deduction of all applicable fees, taxes and expenses) by the Depositary in connection with such sale and any unsold Shares and any other Deposited Securities and, upon surrender of such E.U. ADSs, the E.U. Holder thereof shall be entitled to withdraw such cash and such underlying Shares and other Deposited Securities in the manner set forth in Section 2.7 of the ADS Deposit Agreement.

        (e) General E.U. 45% Threshold Event Notice. If the Depositary (or the
            ---------------------------------------
Custodian or any nominee of the Custodian) receives an E.U. 45% Threshold Event Notice that does not contain the information as to specified E.U. Holders contemplated in paragraph (d) above, the Depositary shall , in addition to the actions set forth in (b) and (c) above (if specified by the Company), take the actions contemplated in paragraph (d) above with respect to all E.U. ADSs except that the Depositary shall (i) apply any denial of voting rights pro rata to all E.U. ADSs, (ii) give notice to all Holders of E.U. ADSs of receipt by the Depositary of the E.U. 45% Threshold Event Notice, and (iii) treat any sale of Shares in connection with the E.U. 45% Threshold Event Notice as if it were a distribution in cash as provided in Sections 4.1 and 4.8 of the ADS Deposit Agreement.

        (f) Modifications of Non-E.U. 45% Threshold Event Notice or EX 45%
            --------------------------------------------------------------
Threshold Event Notice. If the Depositary at any time receives a notice from the
----------------------
Company referring to a Non-E.U. 45% Threshold Event Notice or an E.U. 45% Threshold Event Notice, the Depositary shall, to the extent not prohibited by law and at the expense of the Company, take action in accordance with such Non-E.U. 45% Threshold Event Notice or E.U. 45% Threshold Event Notice, as the case may be, as modified from and after the receipt of such notice by the Depositary.

        (g) Cooperation. At the Company's expense, the Depositary will cooperate
            -----------
in forwarding to Holders or to the Company, as the case may be, communications relating to the application of the provisions of this paragraph (6). Holders seeking to communicate with the Company on matters relating to the application of the provisions of this paragraph (6) may send their communications to the Depositary for forwarding at their own risk to the Company.

        (7) Disclosure of Interest. Notwithstanding any other provision of the
            ----------------------
ADS Deposit Agreement or this ADR, each Holder and Beneficial Owner agrees, and the Depositary agrees, to comply with the Company's Articles of Association, as they may be amended from time to time, and the laws of The Republic of France with respect to the disclosure requirements regarding ownership of Shares, all as if the ADS(s) were the Shares represented thereby. As of the date of the Agreement, such disclosure requirements are as follows:

        Pursuant to French law and the Company's Articles of Association, any person or entity that becomes the owner, directly or indirectly, alone or in concert with other persons, of more than one-twentieth, one-tenth, one-fifth, one-third, one-half or twothirds of the share capital or voting rights (or securities or voting rights representing Shares (which includes ADSs)), as discussed below in this paragraph, must so notify the Company by registered letter within five (5) trading days, and the Autorite des Marches Financiers within five (5) trading days, of the date such threshold has been crossed, of the number of Shares it holds or is entitled to hold and the voting rights attached thereto. A holder of Shares is also required to notify the Company and the Autorite des Marches Financiers if the percentage of share capital or voting rights owned by such holder falls below the levels described in the previous sentence. In addition, any person acquiring more than 10% or 20% of the outstanding share capital or voting rights of the Company must file a report within 10 trading days with the Company and the Autorite des Marches Financiers, which makes such report available to the public by means of a notice. This report must state whether the acquiror is acting alone or in concert with others and indicate its intention for the following 12-month period, including whether or not it intends to continue its purchases, to acquire the control of the Company or to seek nomination (for itself or for others) to the Company's board of directors. The acquiror must also publish a press release stating its intentions in a prescribed manner. The acquiror may modify its initial intentions in a new statement, provided that this is done on the basis of significant changes in its own situation or those of its shareholders. Upon any change in intention, it must file a new report. Under the regulations of the Autorite des Marches Financiers and subject to limited exemptions, any person, or persons acting in concert, who comes to own more than 33.3% of the share capital or voting rights of the Company must initiate a public tender offer for the remainder of the share capital of the Company. In order to permit holders of share capital or voting rights to give the notice required by law, the Company is obligated to file with the Bulletin des Annonces Legales Obligatoires ("BALO") and with the Autorite des Marches Financiers, within five (5) calendar days of the Company's annual ordinary general meeting, information with respect to the total number of votes available as of the date of such meeting. In addition, if the number of available votes changes by 5% or more, the Company is required to publish in the BALO, and to file with the Autorite des Marches Financiers within fifteen (15) calendar days of such change, a notification of the number of votes then available.

        In the event that a Holder or Beneficial Owner fails to comply with the requirements set forth in the preceding paragraph, such Holder or Beneficial Owner shall not be permitted, in accordance with, and subject to limitations provided under French law, to exercise voting rights with respect to any Shares or securities representing Shares exceeding the above-referenced thresholds as to which any required disclosure (as set forth in the preceding paragraph) has not been made until the end of a two-year (2) period following the date on which such Holder or Beneficial Owner has complied with such disclosure requirement. In addition, a French court may, under certain circumstances, eliminate all or part of the voting rights of such Holder or Beneficial Owner for a period not to exceed five (5) years, and such Holder or Beneficial Owner may be subject to criminal penalties.

        In addition, the Company's Articles of Association, as in effect as of the date hereof, provides that any shareholder who directly or indirectly, acting alone or in concert with others, acquires ownership or control of Shares (which includes Shares represented by ADSs) representing 0.5% or any multiple thereof of the Company's share capital and/or voting rights, or whose shareholding falls below any such limit, must inform the Company, within five
(5) days of the crossing of the relevant threshold up to and including the time when such Holder's or Beneficial Owner's ownership equals 50% of the Company's share capital and/or voting rights, of the number of Shares then owned by such shareholder. Failure to comply with these notification requirements may result in the Shares in excess of the relevant threshold being deprived of voting rights for all shareholder meetings until the end of a two-year (2) period following the date on which the owner thereof has complied with such notification requirements. Notification shall be made by registered letter with acknowledgment of receipt, stating whether or not the Shares are held on behalf of, under the control of, or in concert with, other legal or natural persons and indicating the date of acquisition or disposition of the Shares triggering such notification and the amount of Shares and voting rights then held by such person.

        In the event that a Holder or Beneficial Owner fails to comply with the requirements of the Company's Articles of Association set forth in the preceding paragraph, such Holder or Beneficial Owner, upon request of a holder or holders of 0.5% or more of the share capital of the Company, shall not be permitted, in accordance with, and subject to the limitations provided under French law, to exercise voting rights with respect to any Shares or shares assimilated to Shares as to which any required disclosure (as set forth in the preceding paragraph) has not been made. Such disqualification shall only apply to Shares in excess of the applicable threshold.

        Any person or entity that becomes the Holder or Beneficial owner, directly or indirectly, or in concert with other shareholders of Shares or shares assimilated to Shares (which include ADSs), as discussed above in this paragraph, representing 2% or more of the share capital of the Company must provide the Company, within five (5) calendar days of reaching such ownership level, with a written notice requesting that all such Shares, as well as any

Shares subsequently acquired in excess of that amount, be in registered form. Additionally, pursuant to Article 9 of the Articles of Association, Air France's board of directors may, under certain circumstances, lower such ownership level to 10,000 Shares or shares assimilated to Shares (which include ADSs) or extend these notification requirements to all shareholders. In order to facilitate compliance with these notification requirements, a Holder of ADSs may deliver to the Depositary its request that a number of Shares represented by such Holder's or Beneficial Owner's ADSs be denominated in registered form. Upon receiving such request, as soon as practicable thereafter, the Depositary shall request the Custodian to denominate such Shares in registered form and to thereafter promptly notify the Depositary and the Company that such change has been effectuated at such Holder's or Beneficial Owner's request.

        In addition, a non-resident of France, a non-French company or any group of non-French residents or non-French companies acting in concert or any foreign controlled resident must file a declaration administrative, or administrative notice, with French authorities if its actions would result in (i) its acquisition of more than 33.33% of the share capital or voting rights of the Company, or (ii) an increase in ownership above 33.33% of the share capital or of the voting rights of the Company, unless such non-French resident, group of non-French residents or non-French company or group of non-French companies already controls more than half of the share capital of the Company or voting rights prior to such acquisition or increase. Under such existing administrative rulings, ownership of a French company in which 33.33% or more of the share capital or voting rights are held by a foreign national gives rise to an obligation to file a declaration administrative with the French authorities.

        The above provisions relating to Shares or voting rights held by a person or an entity also apply to (i) Shares or voting rights held by another person or entity on behalf of such person or entity, (ii) Shares or voting rights held by any company which is directly or indirectly controlled by such person or entity, (iii) Shares or voting rights held by a third party acting in concert with such person or entity or (iv) Shares or voting rights that such person or entity, or any person or entity referred to in (i), (ii) or (iii) above, is entitled to acquire at its sole option by virtue of an agreement.

        In order to facilitate compliance with the notification requirements, a Holder or Beneficial Owner may deliver any notification to the Depositary with respect to Shares represented by ADSs evidenced by ADRs, and the Depositary shall, as soon as practicable, forward such notification to the Company.

        (8) Liability of Holder for Taxes and Other Charges. Any French or other
            -----------------------------------------------
tax or other governmental charge payable by the Custodian or by the Depositary with respect to any ADR, any Deposited Securities or ADSs shall be payable by the Holders and Beneficial Owners to the Depositary. The Company, the Custodian and/or Depositary may withhold or deduct from any distributions made in respect of Deposited Securities and may sell for the account of a Holder and/or Beneficial Owner any or all of the Deposited Securities and apply such distributions and sale proceeds in payment of such taxes (including applicable interest and penalties) or charges, the Holder and the Beneficial Owner hereof remaining liable for any deficiency. The Custodian may refuse the deposit of Shares and the Depositary may refuse to issue ADSs, deliver ADRs, register the transfer of ADSs, register the split-up or combination of ADRs and (subject to paragraph (25) hereof) the withdrawal of Deposited Securities until payment in full of such tax, charge, penalty or interest is received. Every Holder and Beneficial Owner agrees to indemnify the Depositary, the Company, the Custodian, and any of their agents, officers, employees and Affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any tax benefit obtained for such Holder and/or Beneficial Owner.

        (9) Representations and Warranties of Depositors. Each person depositing
            --------------------------------------------
Shares under the ADS Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares and the certificates therefor are duly authorized, validly issued, fully paid, non-assessable and legally obtained by such person,
(ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, (v) the Shares presented for deposit are not, and the ADSs issuable upon such deposit will not be, Restricted Securities (except as contemplated in Section 2.13 of the ADS Deposit Agreement), and (vi) the Shares presented for deposit have not been stripped of any rights or entitlements. Such representations and warranties shall survive the deposit and withdrawal of Shares, the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

        (10) Filing Proofs, Certificates and Other Information. Any person
             -------------------------------------------------
presenting Shares for deposit, any Holder and any Beneficial Owner may be required, and every Holder and Beneficial Owner agrees, from time to time to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of ADSs and Deposited Securities, compliance with applicable laws, the terms of the ADS Deposit Agreement or the ADS as evidenced by this ADR, and the provisions of, or governing, the Deposited Securities, to execute such certifications and to make such representations and warranties, and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration of Shares on the books of the Company or of the Share Registrar) as the Depositary or the Custodian may deem necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the ADS Deposit Agreement and this ADR. The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any ADR or the distribution or sale of any dividend or other distribution of rights or of the proceeds thereof or, to the extent not limited by paragraph (25) hereof, the delivery of any Deposited Securities until such proof or other information is filed or such certifications are executed, or such representations are made or such information and documentation are provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction.





                                      A-l2

        (11) Charges of Depositary. The Depositary shall charge the following
             ---------------------
fees:

        (i) Issuance Fee: to any person depositing Shares or to whom ADSs are
            ------------
issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the ADS Deposit Agreement (excluding issuances pursuant to paragraphs (iii) and (v) below);

        (ii) Cancellation Fee: to any person surrendering ADSs for cancellation
             ----------------
and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered;

        (iii) Dividend Fee: No Fee shall be payable upon distribution of (a)
              ------------
cash dividends or (b) ADSs pursuant to stock dividends (or other free distributions of stock) so long as the charging of such fee is prohibited by the exchange upon which the ADSs are listed. If charging of such fees is not prohibited, the fees specified in (i) above shall be payable in respect of ADS distributions pursuant to stock dividends (or other free distributions of stock) and the fees specified in (iv) below shall be payable in respect of distributions of cash;

        (iv) Cash Distribution Fee: to any Holder of ADRs, a fee not in excess
             ---------------------
of U.S. $2.00 per 100 ADSs (or fraction thereof) held for the distribution of cash proceeds (i.e., upon the sale of rights and other entitlements);

        (v) Rights Exercise Fee: to any Holder of ADRs, a fee not in excess of
            -------------------
U.S. $5.00 per 100 ADSs (or fraction thereof) issued upon the exercise of rights to purchase additional ADSs;

        (vi) Other Distribution Fee: to any Holder of ADRs receiving a
             ----------------------
distribution of securities other than ADSs or rights to purchase additional ADSs, a fee not in excess of U.S. $5.00 per unit of 100 securities (or fraction thereof) distributed;

        In addition, Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purposes of withdrawal of Deposited Securities will be required to pay the following charges:
        (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

        (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the ADS Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

        (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

        (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

        (vi) the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the delivery or servicing of Deposited Securities.

        Any other charges and expenses of the Depositary under the ADS Deposit Agreement will be paid by the Company upon agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (23) of this ADR. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

        (12) Title to ADRs. It is a condition of this ADR, and every successive
             -------------
Holder of this ADR by accepting or holding the same consents and agrees, that title to this ADR (and to each ADS evidenced hereby) shall be transferable upon the same terms as a certificated security under the laws of the State of New York, provided that the ADR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the Holder of this ADR (that is, the person in whose name this ADR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation nor be subject to any liability under the ADS Deposit Agreement or this ADR to any holder of this ADR or any Beneficial Owner unless such holder is the Holder of this ADR registered on the books of the Depositary or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder registered on the books of the Depositary.

        (13) Validity of ADR. The Holder(s) of this ADR (and the ADSs
             ---------------
represented hereby) shall not be entitled to any benefits under the ADS Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this ADR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs. ADRs bearing the facsimile signature of a duly-authorized signatory of the Depositary or the Registrar, who at the time of signature was a duly authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding the fact that such signatory has ceased to be so authorized prior to the delivery of such ADR by the Depositary.

        (14) Available Information; Reports; Inspection of Transfer Books. The
             ------------------------------------------------------------
Company is subject to the periodic reporting requirements of the Exchange Act and accordingly files certain information with the Commission. These reports and documents can be inspected and copied at the public reference facilities maintained by the Commission located at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and may be retrieved from the Commission's website (www.sec.gov). The Depositary shall make available for inspection by Holders at its Principal Office any reports and communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary, the Custodian, or the nominee of either of them as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company.

        The Registrar shall keep books for the registration of issuances and transfers of ADRs which at all reasonable times shall be open for inspection by the Company and by the Holders of such ADRs, provided that such inspection shall not be, to the Registrar's knowledge, for the purpose of communicating with Holders of such ADRs in the interest of a business or object other than the business of the Company or other than a matter related to the ADS Deposit Agreement or the ADRs.

        The Registrar may close the transfer books with respect to the ADRs, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties hereunder, or at the reasonable written request of the Company subject, in all cases, to paragraph
(25) hereof.

        UNDER FRENCH LAW AND THE COMPANY'S ARTICLES OF ASSOCIATION, THE HOLDER OF THIS ADR MAY HAVE CERTAIN DISCLOSURE OBLIGATIONS, AS SET FORTH IN PARAGRAPH
(7) HEREOF. FAILURE TO COMPLY WITH SUCH OBLIGATIONS COULD AFFECT SUCH HOLDER'S VOTING RIGHTS.

        Dated:

CITIBANK, N.A.                                        CITIBANK, N.A.
Transfer Agent and Registrar                          as Depositary


By:                                                   By:
Authorized Signatory                                  Authorized Signatory

        The address of the Principal Office of the Depositary is 388 Greenwich Street, New York, New York 10013, U.S.A.

                            [FORM OF REVERSE OF ADR]
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                          OF THE ADS DEPOSIT AGREEMENT


        (15) Dividends and Distributions in Cash, Shares, etc. Whenever the
             ------------------------------------------------
Depositary receives confirmation from the Custodian of receipt of any cash dividend or other cash distribution on any Deposited Securities, or receives proceeds from the sale of any Deposited Securities or of any entitlements held in respect of Deposited Securities under the terms of the ADS Deposit Agreement, the Depositary will, subject to French laws and regulations, (i) if at the time of receipt thereof any amounts received in a Foreign Currency can in the judgment of the Depositary (upon the terms of the ADS Deposit Agreement), be converted on a practicable basis into Dollars transferable to the United States, promptly convert or cause to be converted such cash dividend, distribution or proceeds into Dollars (upon the terms of the ADS Deposit Agreement), (ii) if applicable, establish the ADS Record Date upon the terms described in Section
4.9 of the ADS Deposit Agreement, and (iii) distribute promptly the amount thus received (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributed shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of ADSs then outstanding at the time of the next distribution. If the Company, the Custodian or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes, duties or other governmental charges, the amount distributed to Holders on the ADSs representing such Deposited Securities shall be reduced accordingly. Such withheld amounts shall be forwarded by the Company, the Custodian or the Depositary to the relevant governmental authority.

        If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Company shall cause such Shares to be deposited with the Custodian and registered, as the case may be, in the name of the Depositary, the Custodian or their respective nominees. Upon receipt of confirmation of such deposit from the Custodian, the Depositary shall, subject to and in accordance with the ADS Deposit Agreement, establish the ADS Record Date upon the terms described in Section 4.9 of the ADS Deposit Agreement and either (i) the Depositary shall, subject to Section 5.9 of the ADS Deposit Agreement, distribute to the Holders as of the ADS Record Date in proportion to the number of ADSs held as of the ADS Record Date, additional ADSs, which represent in aggregate the number of Shares received as such dividend, or free distribution, subject to the other terms of the ADS Deposit Agreement (including, without limitation, (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes), or (ii) if additional ADSs are not so distributed, each ADS issued and outstanding after the ADS Record Date shall, to the extent permissible by law, thenceforth also represent rights and interest in the additional integral number of Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary, and (b) taxes). In lieu of delivering fractional ADSs, the Depositary shall sell the number of Shares or ADSs, as the case may be, represented by the aggregate of such fractions and distribute the net proceeds upon the terms set forth in the ADS Deposit Agreement.

        In the event that the Depositary determines that any distribution in property (including Shares) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, or, if the Company in the fulfillment of its obligations under Section 5.7 of the ADS Deposit Agreement, has furnished an opinion of U.S. counsel determining that Shares must be registered under the Securities Act or other laws in order to be distributed to Holders (and no such registration statement has been declared effective), the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of (a) taxes and (b) fees and charges of, and the expenses incurred by, the Depositary) to Holders entitled thereto upon the terms described in
Section 4.1 of the ADS Deposit Agreement. The Depositary shall hold and/or distribute any unsold balance of such property in accordance with the provisions of the ADS Deposit Agreement.

        Upon timely receipt of a notice indicating that the Company wishes an elective distribution to be made available to Holders of ADSs upon the terms described in the ADS Deposit Agreement, the Company and the Depositary shall determine whether such distribution is lawful and reasonably practicable. If so, the Depositary shall, subject to the terms and conditions of the ADS Deposit Agreement, establish an ADS Record Date according to paragraph (17) and establish procedures to enable the Holder hereof to elect to receive the proposed distribution in cash or in additional ADSs. If a Holder elects to receive the distribution in cash, the distribution shall be made as in the case of a distribution in cash. If the Holder hereof elects to receive the distribution in additional ADSs, the distribution shall be made as in the case of a distribution in Shares upon the terms described in the ADS Deposit Agreement. If such elective distribution is not reasonably practicable or if the Depositary did not receive satisfactory documentation set forth in the ADS Deposit Agreement, the Depositary shall, to the extent permitted by law, distribute to Holders, on the basis of the same determination as is made in The Republic of France in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares, in each case, upon the terms described in the ADS Deposit Agreement. Nothing herein or in the ADS Deposit Agreement shall obligate the Depositary to make available to the Holder hereof a method to receive the elective distribution in Shares (rather than ADSs). There can be no assurance that the Holder hereof will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

        Upon timely receipt by the Depositary of a notice indicating that the Company wishes rights to subscribe for additional Shares to be made available to Holders of ADSs, the Depositary upon consultation with the Company, shall determine, whether it is lawful and reasonably practicable to make such rights available to the Holders. The Depositary shall make such rights available to any Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received the documentation contemplated in the ADS Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is reasonably practicable. If such conditions are not satisfied, the Depositary shall sell the rights as described below. In the event all conditions set forth above are satisfied, the Depositary shall establish an ADS Record Date (upon the terms described in the ADS Deposit Agreement) and establish procedures (x) to distribute rights to purchase additional ADSs (by means of warrants or otherwise), (y) to enable the Holders to exercise the rights (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and (z) to deliver ADSs upon the valid exercise of such rights. Nothing herein or in the ADS Deposit Agreement shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than ADS s). If (i) the Company does not timely request the Depositary to make the rights available to Holders or if the Company requests that the rights not be made available to Holders, (ii) the Depositary fails to receive the satisfactory documentation required by the ADS Deposit Agreement or determines it is not reasonably practicable to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, in a riskless principal capacity, at such place and upon such terms (including public and private sale) as it may deem practicable. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and
(b) taxes) upon the terms hereof and of the ADS Deposit Agreement. If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or practicable to make such rights available to Holders in general or any Holders in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale or exercise, or
(iii) the content of any materials forwarded to the ADR Holders on behalf of the Company in connection with the rights distribution.

        Notwithstanding anything herein or in the ADS Deposit Agreement to the contrary, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders and Beneficial Owners are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. In the event that the Company, the Depositary or the

Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of ADSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

        There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity be able to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein or in the ADS Deposit Agreement shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

        Upon receipt of a notice indicating that the Company wishes property other than cash, Shares or rights to purchase additional Shares, to be made to Holders of ADSs, the Depositary shall determine whether such distribution to Holders is lawful and reasonably practicable. The Depositary shall not make such distribution unless (i) the Company shall have requested the Depositary to make such distribution to Holders, (ii) the Depositary shall have received the documentation contemplated in the ADS Deposit Agreement, and (iii) the Depositary shall have determined that such distribution is reasonably practicable. Upon satisfaction of such conditions, the Depositary shall distribute the property so received to the Holders of record, as of the ADS Record Date (established upon the terms described in Section 4.9 of the ADS Deposit Agreement), in proportion to the number of ADSs held by them respectively and in such manner as the Depositary may deem practicable for accomplishing such distribution (i) upon receipt of payment or net of the applicable fees and charges of, and expenses incurred by, the Depositary, and
(ii) net of any taxes withheld. The Depositary may dispose of all or a portion of the property so distributed and deposited, in such amounts and in such manner (including public or private sale) as the Depositary may deem practicable or necessary to satisfy any taxes (including applicable interest and penalties) or other governmental charges applicable to the distribution.

        If the conditions above are not satisfied, the Depositary shall sell or cause such property to be sold in a public or private sale, at such place or places and upon such terms as it may deem practicable and shall (i) cause the proceeds of such sale, if any, to be converted into Dollars and (ii) distribute the proceeds of such conversion received by the Depositary (net of applicable
(a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) to the Holders as of the ADS Record Date upon the terms hereof and of the ADS Deposit Agreement. If the Depositary is unable to sell such property, the Depositary may dispose of such property for the account of the Holders in any way it deems reasonably practicable under the circumstances.

        (16) Redemption. Upon timely receipt of notice from the Company that it
             ----------
intends to exercise its right of redemption in respect of any of the Deposited Securities, and a satisfactory opinion of counsel, and upon determining that such proposed redemption is practicable, the Depositary shall (to the extent practicable) provide to each Holder a notice setting forth the Company's intention to exercise the redemption rights and any other particulars set forth in the Company's notice to the Depositary. Upon receipt of confirmation from the Custodian that the redemption has taken place and that funds representing the redemption price have been received, the Depositary shall convert, transfer, and distribute the proceeds (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary, and (b) taxes), retire ADSs and cancel ADRs, if applicable, upon delivery of such ADSs by Holders thereof upon the terms of the ADS Deposit Agreement. If less than all outstanding Deposited Securities are redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as may be determined by the Depositary. The redemption price per ADS shall be the dollar equivalent of the per share amount received by the Depositary (adjusted to reflect the ADS(s)-to-Share(s) ratio) upon the redemption of the Deposited Securities represented by ADSs (subject to the terms of the ADS Deposit Agreement and the applicable fees and charges of, and expenses incurred by, the Depositary, and taxes) multiplied by the number of Deposited Securities represented by each ADS redeemed.

        (17) Fixing of ADS Record Date. Whenever the Depositary shall receive
             -------------------------
notice of the fixing of a record date by the Company for the determination of holders of Deposited Securities entitled to receive any distribution (whether in cash, Shares, rights or other distribution), or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each ADS, or whenever the Depositary shall receive notice of any meeting of, or solicitation of consents or proxies of, holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix a record date ("ADS Record Date") for the determination of the Holders of ADRs who shall be entitled to receive such distribution, to give instructions for the exercise of voting rights at any such meeting, to give or withhold such consent, to receive such notice or solicitation or to otherwise take action, or to exercise the rights of Holders with respect to such changed number of Shares represented by each ADS. Subject to applicable law and the terms and conditions of this ADR and the ADS Deposit Agreement, only the Holders of ADRs at the close of business in New York on such ADS Record Date shall be entitled to receive such distributions, to give such instructions, to receive such notice or solicitation, or otherwise take action.

        (18) Voting of Deposited Securities. As soon as practicable after
             ------------------------------
receipt of notice of any meeting at which the holders of Deposited Securities are entitled to vote, or of solicitation of consents or proxies from holders of Deposited Securities, the Depositary shall fix the ADS Record Date in respect of such meeting or solicitation of consent or proxy in accordance with paragraph
(17). The Depositary shall, if requested by the Company in writing in a timely manner, at the Company's expense and provided no U.S. legal prohibitions exist, distribute to Holders as of the ADS Record Date: (a) an English summary of such notice of meeting or solicitation of consent or proxy in the format provided by the Company for such purposes, (b) a statement that the Holders at the close of business on the ADS Record Date ("Voters") will be entitled, subject to French law, the Articles of Association of the Company, the provisions of the ADS Deposit Agreement, the ADR representing the Voters' ADSs and the provisions of or governing the Deposited Securities (which provisions, if any, shall be summarized in English in pertinent part by the Company), to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by such Holder's ADSs, by means of voting by mail (formulaire de vote par correspondence) or by proxy (formulaire de vote par procuration), and (c) a voting instruction card (including a formulaire de vote par correspondence and a form ulaire de vote par procuration) and all other information, authorizations and certifications required under French law to allow Voters to vote Shares in registered form and Shares in bearer form to be prepared by the Depositary and the Company (a "Voting Instruction Card"). Voting instructions may be given only in respect of a number of ADSs representing an integral number of Deposited Securities. Upon the timely receipt from a Holder of ADSs as of the ADS Record Date of Voting Instruction Cards in the manner specified by the Depositary on or before the response date established for such purpose (the "Receipt Date") (which shall be at least five (5) calendar days prior to the date of the meeting), the Depositary shall forward, as soon as practicable, the number and nature of ADSs voted to the Custodian, shall retain Voting Instructions Cards received by the Depositary for three (3) years, and shall furnish such cards upon request to the Company. Notwithstanding the foregoing, if the Depositary timely receives from a Holder (who has otherwise satisfied all conditions to voting contemplated herein) voting instructions which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holder's ADSs, the Depositary will deem such Holder (unless otherwise specified in the notice distributed to Holders) to have instructed the Depositary to vote in favor of all resolutions proposed and agreed by the Company's board of directors and against all others. The Depositary will not knowingly take any action to impair its ability to cause to be voted the number of Shares necessary to carry out the instructions of all Beneficial Owners. In the case of a Voting Instruction Card received in respect of any holder of ADSs who is not the Beneficial Owner of the ADSs on the books of the Depositary, the Depositary will not cause to be voted the number of Shares represented by such ADSs unless the Depositary has received evidence that such number of ADSs has been deposited in a blocked account for the Blocked Period. The Depositary will not cause to be voted Shares represented by ADSs in respect of which the Voting Instruction Card is improperly completed or in respect of which (and to the extent) the voting instructions included in the Voting Instruction Card are illegible or unclear. The Depositary will not charge any fees in connection with the foregoing transactions to enable any Holder to exercise its voting rights under the ADS Deposit Agreement.

        The Company has informed the Depositary that, as of the date of the ADS Deposit Agreement, under French company law and the Company's Articles of Association, a precondition for exercising any voting rights is that, in the case of a holder of Shares in registered form, such holder be registered in the share register of the Company at least five (5) days prior to the date of the stockholders' meeting or, in the case of a holder of Shares in bearer form, such holder shall request its accredited financial intermediary to issue, and shall provide to the Company, a certificat d'immobilisation de titres au porteur for such Shares evidencing the immobilization of its Shares until the time fixed for such meeting, at least five (5) days prior to the date of the meeting. Pursuant to these requirements, a Voter who desires to exercise its voting rights with respect to ADSs representing Shares in registered form is required to (a) be registered in the share register of the Company, (b) complete, sign and return the Voting Instruction Card to the Depositary by the Receipt Date, and (c) instruct the Depositary to request that the Custodian deposit the formulaire de vote par correspondence or the formulaire de vote par procuration with the Company, at least five (5) days prior to the date of the stockholder's meeting.

        Pursuant to these requirements, a Voter who desires to exercise its voting rights with respect to ADRs representing Shares in bearer form is required to comply with one of two procedures, depending on whether its ADSs are recorded in its name on the books of the Depositary. With respect to ADRs which are recorded in a Voter's name on the books of the Depositary, a Voter that desires to exercise its voting rights is required to (a) instruct the Depositary to block the transfer of its ADSs until the completion of such meeting, (b) complete, sign and return the Voting Instruction Card to the Depositary by the Receipt Date, and (c) instruct the Depositary to (i) furnish the Custodian with any information required in accordance with French law or the Company's Articles of Association, (ii) notify the Custodian that the transfer of such ADSs has been blocked, (iii) request that the Custodian issue a certificat d'immobilisation de titres au porteur with respect to such Shares and (iv) request that the Custodian deposit such certificat d'immobilisation together with a formulaire de vote par correspondence or a formulaire de vote par procuration with the Company at least five (5) calendar days prior to the date of the meeting and give notice to the Company of such Voter's intention to vote. With respect to ADSs which are not recorded in a Voter's name on the books of the Depositary, a Voter that desires to exercise its voting rights is required to deposit the relevant number of ADSs in a blocked account established for such purpose by the Depositary with The Depository Trust Company ("DTC") for a period to commence on a date to be specified (which date will be at least five (5) days prior to the date of the stockholders' meeting) until the completion of such meeting (the "Blocked Period") and to comply with clauses (b) and (c) of the preceding sentence.

        Upon receipt by the Depositary of (i) a properly completed Voting Instruction Card on or before the Receipt Date, and (ii) evidence satisfactory to the Depositary that the applicable conditions of the preceding paragraph have been satisfied, the Depositary shall endeavor, insofar as practicable and permitted under any applicable provisions of French law and the Company's Articles of Association, to cause to be voted the Shares represented by such ADSs in accordance with any non-discretionary instructions set forth in such Voting Instruction Card. The Depositary will only cause to be voted Shares represented by ADSs in respect of which a properly completed Voting Instruction Card has been received and only in accordance with the instructions contained in the Voting Instruction Card. The Depositary will not knowingly take any action to impair its ability to cause to be voted the number of Shares necessary to carry out the instructions of all Beneficial Owners. In the case of a Voting Instruction Card received in respect of any holder of ADSs who is not the Beneficial Owner of the ADSs on the books of the Depositary, the Depositary will not cause to be voted the number of Shares represented by such ADSs unless the

Depositary has received evidence that such number of ADSs has been deposited in a blocked account for the Blocked Period. The Depositary will not cause to be voted Shares represented by ADSs in respect of which the Voting Instruction Card is improperly completed or in respect of which (and to the extent) the voting instructions included in the Voting Instruction Card are illegible or unclear. The Depositary will not charge any fees in connection with the foregoing transactions to enable any Holder to exercise its voting rights under the ADS Deposit Agreement.

        Neither the Depositary nor the Custodian shall under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote, attempt to exercise the right to vote, or in any way make use of the Deposited Securities represented by ADSs, except pursuant to and in accordance with the voting instructions timely received from Holders or as otherwise contemplated herein. Deposited Securities represented by ADSs for which no timely voting instructions are received by the Depositary from the Holder shall not be voted.

        Subject to applicable laws or rules of any securities exchange on which the Deposited Securities are listed or traded, at least three (3) Business Days prior to the date of a meeting, the Depositary shall, unless the Company has agreed to a later Receipt Date, deliver to the Company a tabulation of the voting instructions received from Holders of ADSs, if any, and the Depositary shall vote, or cause to be voted, the Deposited Securities represented by such Holders' ADSs in accordance with such instructions.

        Notwithstanding anything else contained in the ADS Deposit Agreement or in any ADR to the contrary, the Depositary and the Company may, by agreement between them, with notice to the Holders, modify, amend or adopt additional voting procedures from time to time as they determine may be necessary or appropriate (subject, in each case, to the terms of Sections 6.1 and 7.8 of the ADS Deposit Agreement).

        Notwithstanding anything else contained in the ADS Deposit Agreement or any ADR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws.

        (19) Changes Affecting Deposited Securities. Upon any change in nominal
             --------------------------------------
or par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for, or in conversion of or replacement of or otherwise in respect of, such Deposited Securities shall, to the extent permitted by law, be treated as new Deposited Securities under the ADS Deposit Agreement, and the ADRs shall, subject to the provisions of the ADS Deposit Agreement and applicable law, evidence ADSs representing the right to receive such additional securities. The Depositary may, with the Company's approval, and shall, if the Company shall so request, subject to the terms of the ADS Deposit Agreement and receipt of an opinion of counsel to the Company satisfactory to the Depositary that such distributions are not in violation of any applicable laws or regulations, execute and deliver additional ADRs as in the case of a stock dividend on the Shares, or call for the surrender of outstanding ADRs to be exchanged for new ADRs, in either case, as well as in the event of newly deposited Shares, with necessary modifications to the form of ADR contained in Exhibit A to the ADS Deposit Agreement, specifically describing such new Deposited Securities or corporate change. The Company agrees to, jointly with the Depositary, amend the Registration Statement on Form F-6 as filed with the Commission to permit the issuance of such new form of ADRs. Notwithstanding the foregoing, in the event that any security so received may not lawfully be treated as new Deposited Securities or may not be lawfully distributed to Holders, the Depositary may, with the Company's approval and shall, if the Company requests, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to the ADS Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to any Holders in general or any Holder in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

        (20) Exoneration. Neither the Depositary nor the Company shall be
             -----------
obligated to do or perform any act which is inconsistent with the provisions of the ADS Deposit Agreement or incur any liability (i) if the Depositary or the Company shall be prevented or forbidden from, or delayed in, doing or performing any act or thing required by the terms of the ADS Deposit Agreement and this ADR, by reason of any provision of any present or future law or regulation of the United States, The Republic of France or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of the Articles of Association of the Company or any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, acts of terrorism, revolutions, rebellions, explosions and computer failure), (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the ADS Deposit Agreement or in the Articles of Association of the Company or provisions of or governing Deposited Securities, (iii) for any action or inaction in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, any Beneficial Owner or authorized representative thereof, or any other person believed by it in good faith to be competent to give such advice or information, (iv) for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the ADS Deposit Agreement, made available to Holders of ADSs or (v) for any consequential or punitive damages for any breach of the terms of the ADS Deposit Agreement. The Depositary, its controlling persons, its agents, any Custodian and the Company, its controlling persons and its agents may rely and shall be protected in acting upon any written notice, request or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. No disclaimer of liability under the Securities Act is intended by any provision of the ADS Deposit Agreement or this ADR.

        (21) Standard of Care. The Company and the Depositary assume no
             ----------------
obligation and shall not be subject to any liability under the ADS Deposit Agreement or this ADR to any Holder(s) or Beneficial Owner(s), except that the Company and Depositary agree to perform their respective obligations specifically set forth in the ADS Deposit Agreement and this ADR without negligence or bad faith. The Depositary and its agents shall not be liable for any failure to carry out any instructions to vote or give or withhold consent in respect of any of the Deposited Securities, or for the manner in which any vote is cast consent is given or withheld or the effect of any vote, provided that any such action or omission is in good faith and in accordance with the terms of this ADS Deposit Agreement. The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful or reasonably practicable, for the content of any information submitted to it by the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities or for any tax consequences that may result from the ownership of ADSs, Shares or Deposited Securities, for the creditworthiness of any third party, for allowing any rights to lapse upon the terms of the ADS Deposit Agreement or for the failure or timeliness of any notice from the Company.

        (22) Resignation and Removal of the Depositary; Appointment of Successor
             -------------------------------------------------------------------
Depositary. The Depositary may at any time resign as Depositary under the ADS
----------
Deposit Agreement by written notice of resignation delivered to the Company, such resignation to be effective on the earlier of (i) the 90th day after delivery thereof to the Company, or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the ADS Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, which removal shall be effective on the later of (i) the 90th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the ADS Deposit Agreement), or (ii) upon the appointment by the Company of a successor depositary and its acceptance of such appointment as provided in the ADS Deposit Agreement. In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, the City of New York. Every successor depositary shall be required by the Company to execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed (except as required by applicable law), shall become fully vested with all the rights, powers, duties and obligations of its predecessor (other than as contemplated in the ADS Deposit Agreement). The predecessor depositary, upon payment of all sums due it and on the written request of the Company, shall (i) execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder (other than as contemplated in the ADS Deposit Agreement),

(ii) duly assign, transfer and deliver all right, title and interest to the Deposited Securities to such successor, and (iii) deliver to such successor a list of the Holders of all outstanding ADRs and such other information relating to ADRs and Holders thereof as the successor may reasonably request. Any such successor depositary shall promptly provide notice of its appointment to such Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

        (23) Amendment/Supplement. Subject to the terms and conditions of this
             --------------------
paragraph (23), the ADS Deposit Agreement and applicable law, this ADR and any provisions of the ADS Deposit Agreement may at any time and from time to time be amended or supplemented by written agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the prior written consent of the Holders or Beneficial Owners. Any amendment or supplement which shall impose or increase any fees or charges (other than the charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of Holders or Beneficial Owners, shall not, however, become effective as to outstanding ADRs until the expiration of thirty (30) days after notice of such amendment or supplement shall have been given to the Holders of outstanding ADRs. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act or (b) the ADSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment or supplement so becomes effective shall be deemed, by continuing to hold such ADSs, to consent and agree to such amendment or supplement and to be bound by the ADS Deposit Agreement and this ADR as amended or supplemented thereby. In no event shall any amendment or supplement impair the right of the Holder to surrender such ADR and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, or supplement to, the ADS Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend or supplement the ADS Deposit Agreement and this ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the ADS Deposit Agreement and this ADR in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance with such laws, or rules or regulations.

        (24) Termination. The Depositary shall, at any time at the written
             -----------
direction of the Company, terminate the ADS Deposit Agreement by providing notice of such termination to the Holders of all ADRs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If ninety (90) days shall have expired after (i) the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided herein and in the ADS Deposit Agreement, the Depositary may terminate the ADS Deposit Agreement by providing notice of such termination to the Holders of all ADRs then outstanding at least thirty (30) days prior to the date fixed for such termination. On, and for six months after, the date of termination of the ADS Deposit Agreement, the Holder will, upon surrender of such Holders' ADR(s) at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of ADSs referred to in paragraph (2) hereof and in the ADS Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such ADR. If any ADSs shall remain outstanding after the date of termination of the ADS Deposit Agreement, the Registrar thereafter shall discontinue the registration of transfers of ADRs, and the Depositary shall suspend the distribution of dividends to the Holders thereof, and shall not give any further notices or perform any further acts under the ADS Deposit Agreement, except that the Depositary shall continue for six months after the date of termination to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the ADS Deposit Agreement, and shall continue to deliver Deposited Securities, subject to the conditions and restrictions set forth in the ADS Deposit Agreement, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case the charges of the Depositary for the surrender of an ADR, any expenses for the account of the Holder in accordance with the terms and conditions of the ADS Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination of the ADS Deposit Agreement, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, in an unsegregated account, without liability for interest for the pro rata benefit of the Holders whose ADRs have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the ADS Deposit Agreement with respect to the ADRs, the Deposited Securities and the ADSs, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of an ADR, any expenses for the account of the Holder in accordance with the terms and conditions of the ADS Deposit Agreement and any applicable taxes or governmental charges or assessments). Upon the termination of the ADS Deposit Agreement, the Company shall be discharged from all obligations under the ADS Deposit Agreement except as set forth in the ADS Deposit Agreement.

        (25) Compliance with U.S. Securities Laws. Notwithstanding any
             ------------------------------------
provisions in this ADR or the ADS Deposit Agreement to the contrary, the withdrawal or delivery of Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act.

        (26) Certain Rights of the Depositary; Limitations. Subject to the
             ---------------------------------------------
further terms and provisions of this paragraph (26), the Depositary, its Affiliates and their agents, on their own behalf, may own and deal in any class of securities of the Company and its Affiliates and in ADSs. In its capacity as Depositary, the Depositary shall not lend Shares or ADSs; provided, however, that, the Depositary may (i) issue ADSs prior to the receipt of Shares pursuant to Section 2.3 of the ADS Deposit Agreement and (ii) deliver Shares prior to the receipt of ADSs for withdrawal of Deposited Securities pursuant to Section 2.7 of the ADS Deposit Agreement, including ADSs which were issued under (i) above but for which Shares may not have been received (each such transaction a "PreRelease Transaction"). The Depositary may receive ADSs in lieu of Shares under (i) above and receive Shares in lieu of ADSs under (ii) above. Each such Pre-Release Transaction will be (a) subject to a written agreement whereby the person or entity (the "Applicant") to whom ADSs or Shares are to be delivered
(w) represents that at the time of the Pre-Release Transaction the Applicant or its customer owns the Shares or ADSs that are to be delivered by the Applicant under such Pre-Release Transaction, (x) agrees to indicate the Depositary as owner of such Shares or ADSs in its records and to hold such Shares or ADSs in trust for the Depositary until such Shares or ADSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or ADSs and (z) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice and
(d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of ADSs and Shares involved in such Pre-Release Transactions at any one time to thirty percent (30%) of the ADSs outstanding (without giving effect to ADSs outstanding under (i) above), provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of ADSs and Shares involved in Pre-Release Transactions with any one person on a case by case basis as it deems appropriate. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

                     (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

        FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and
transfer(s) unto                    whose taxpayer identification number is
                ------------------
                   and whose address including postal zip code is
------------------                                               --------------,
the within ADR and all rights thereunder, hereby irrevocably constituting and
appointing                      attorney-in-fact to transfer said ADR on the
           --------------------
books of the Depositary with full power of substitution in the premises.

        Dated:                      Name:
                                         ---------------------------------------

                                    By:
                                    Title:

                                    NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

                                    If the endorsement be executed by an
                                    attorney, executor, administrator, trustee or guardian, the person executing the endorsement must give his/her full title in such capacity and proper evidence of authority to act in such capacity, if not on file with the Depositary, must be forwarded with this ADR.



             --------------------
             SIGNATURE GUARANTEED






                                    All endorsements or assignments of ADRs must be guaranteed by a member of a Medallion Signature Program approved by the Securities Transfer Association, Inc.

                                   EXHIBIT B
                                  FEE SCHEDULE

                      DEPOSITARY FEES AND RELATED CHARGES

        All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the ADS Deposit Agreement.

        I.        Depositary Fees
        The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering ADSs for cancellation agree to pay the following fees of the Depositary:

--------------------------------------------------------------------------------
      Service                         Rate                  By Whom Paid
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (1) Issuance of ADSs upon      Up to U.S. $5.00         Person depositing
 deposit of Shares              per 100 ADSs (or         Shares or person
 (excluding issuances           fraction thereof)        receiving ADSs.
 contemplated by                issued.
 paragraphs (3)(b) and (5)
 below).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (2) Delivery of Deposited      Up to U.S. $5.00         Person surrendering
 Securities against             per 100 ADSs (or         ADSs for purpose of
 surrender of ADSs.             fraction thereof)        withdrawal of Deposited
                                surrendered.             Securities or person to
                                                         whom Deposited
                                                         Securities are
                                                         delivered.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (3) Distribution of (a)        No fee, to the           Person to whom
 cash dividends or (b)          extent prohibited        distribution is made.
 ADSs pursuant to stock         by the exchange
 dividends (or other free       upon which the
 distribution of stock).        ADSs are listed.
                                If the charging of
                                such fee is not
                                prohibited, the
                                fees specified in
                                (1) above shall be
                                payable in respect
                                of a distribution
                                of ADSs pursuant
                                to stock dividends
                                (or other free
                                distribution of
                                stock) and the
                                fees specified in
                                (4) below shall be
                                payable in respect
                                of distributions
                                of cash.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (4) Distribution of cash       Up to U.S. $2.00         Person to whom
 proceeds (i.e., upon sale      per 100 ADSs (or         distribution is made.
 of rights and other            fraction thereof)
 entitlements).                 held.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (5) Distribution of            Up to U.S. $5.00         Person to whom
 securities other than          per unit of 100          distribution is made.
 ADSs or rights to              securities (or
 purchase additional ADSs       fraction thereof)
 (i.e., spin-off shares).       distributed.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
 (6) Distribution of ADSs       Up to U.S. $5.00         Person to whom
 pursuant to exercise of        per 100 ADSs (or         distribution is made.
 rights to purchase             fraction thereof)
 additional ADSs.               issued.



--------------------------------------------------------------------------------

      II.    Charges

        Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering ADSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

        (i) taxes (including applicable interest and penalties) and other governmental charges

        (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

        (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the ADS Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

        (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

        (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

        (vi) the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the servicing or delivery of Deposited Securities.














                                      B-2